Exhibit 10.1

EXECUTION VERSION

Deal CUSIP No. 05379AAE9
Term Credit Facility CUSIP No. 05379AAF6

TERM LOAN CREDIT AGREEMENT

dated as of December 14, 2022

among

AVISTA CORPORATION,

as Borrower,

THE LENDERS PARTY HERETO,

U.S. BANK NATIONAL ASSOCIATION,
as Administrative Agent, and

U.S. BANK NATIONAL ASSOCIATION and

MUFG BANK, LTD.,
as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

- i -

- ii -

Exhibit A	Form of Note
Exhibit B	Form of Assignment and Assumption

Schedule 2.01	Names, Commitments and Addresses of Initial Lenders
Schedule 3.13	Significant Subsidiaries
Schedule 4.02(a)(ii)	Required Governmental Approvals
Schedule 6.01	Existing Secured Indebtedness

- iii -

TERM LOAN CREDIT AGREEMENT, dated as of December 14, 2022, among AVISTA CORPORATION, a Washington corporation, the Lenders listed in Schedule 2.01 and from time to time party hereto and U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent.

The Borrower has requested that the Lenders agree to make term loans in an aggregate principal amount of $100,000,000. The proceeds of such borrowings will be used for general corporate purposes.

In consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

Article I
DEFINITIONS

Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“ABR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“ABR Borrowing” shall mean a Borrowing comprised of ABR Loan.

“ABR Loan” shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

“Adjusted Term SOFR Rate” means for any Available Tenor and Interest Period with respect to a Term SOFR Loan, an interest rate per annum equal to the greater of (a) 0.00% and (b) the sum of (i) the Term SOFR Screen Rate for such Interest Period plus (ii) the SOFR Adjustment.

“Administrative Agent” shall mean U.S. Bank National Association, a national banking association, as administrative agent for the Lenders under the Loan Documents, and any successor Administrative Agent appointed pursuant to Section 9.06.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

“Agreement” shall mean this Agreement, including all Exhibits and Schedules hereto.

“Alternate Base Rate” shall mean, for any day, a fluctuating rate per annum equal to the highest of (i) 0.00%, (ii) the Federal Funds Effective Rate for such day plus 0.50%, (iii) the Prime Rate and (iv) the Adjusted Term SOFR Rate (without giving effect to the Applicable Margin and Benchmark Replacement Adjustment) for a one-month tenor in effect on such day (or if such day is not a Business Day or if the Term SOFR for such Business Day is not published due to a holiday or other circumstance that the Administrative Agent deems in its sole discretion to be temporary, the immediately preceding Business Day) for Dollars plus 1.00%. Any change in the Alternate Base Rate due to a change in the Federal Funds Effective Rate, the Prime Rate or the Adjusted Term SOFR Rate shall be effective from the effective date of such change. If the Alternate Base Rate is being used when Term SOFR Loans are unavailable pursuant to Sections 2.08 or 2.09, then the Alternate Base Rate shall be the highest of clauses (i), (ii) and (iii) above, without reference to clause (iv) above.

“Anti-Corruption Laws” shall mean all Laws of any jurisdiction, including the FCPA, applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Anti-Money Laundering Laws” shall mean all Laws of any jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including, without limitation, the Currency and Foreign Transactions Reporting Act of 1970, as amended (otherwise known as the Bank Secrecy Act), and the PATRIOT Act.

“Applicable Margin” shall mean, on any date with respect to each (a) Term SOFR Loan, a rate per annum, equal to 1.25% or (b) ABR Loan, a rate per annum, equal to 0.25%.

“Assignment and Assumption” shall mean an assignment and assumption agreement entered into by a Lender and an Eligible Assignee in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

“Attributable Debt” shall mean, in connection with any Sale-Leaseback, the present value (discounted in accordance with GAAP at the discount rate implied in the lease) of the obligations of the lessee for rental payments during the term of the lease.

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, (x) if such Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.09.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing Law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other Law applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Base Rate” shall mean, for any day, a rate per annum equal to (a) the Alternate Base Rate for such day plus (b) the Applicable Margin for such day, in each case changing when and as the Alternate Base Rate or the Applicable Margin changes.

“Base Rate Borrowing” shall mean a Borrowing that, except as otherwise provided in Section 2.08, bears interest at the Base Rate.

“Benchmark” shall mean, initially, the Term SOFR Screen Rate; provided that if a Benchmark Transition Event has occurred with respect to the then current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.09.

“Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event for the current Benchmark, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date: (a) initially, Daily Simple SOFR; and, then (b) the sum of (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for such Benchmark for the applicable Corresponding Tenor giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in Dollars at such time and (c) the related Benchmark Replacement Adjustment, if any; provided that if such Benchmark Replacement as so determined pursuant to clauses (a) or (b) above would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of any current Benchmark with an Unadjusted Benchmark Replacement pursuant to clause (b) thereof for any applicable Available Tenor the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero), if any, that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark: (a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or (b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative, non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided, that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date; For avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clauses (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean, with respect to the then current Benchmark, the occurrence of one or more of the following events with respect to the such current Benchmark: (a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (c) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

“Benchmark Transition Start Date” shall mean, with respect to any Benchmark, in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” shall mean, with respect to any then-current Benchmark, the period (if any) (i) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.09 and (ii) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.09.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230, as amended, or any successor thereto.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party shall mean an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. § 1841(k), as amended) of such party.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States.

“Borrower” shall mean Avista Corporation, a Washington corporation, and its successors and assigns.

“Borrowing” shall mean a group of Loans, or the continuance or conversion of a group of Loans, of the same Type made on the same date and, in the case of Term SOFR Loans, as to which a single Interest Period is in effect.

“Business Day” shall mean (i) any day other than Saturday or Sunday or (ii) any other day on which commercial banks in New York City, New York are open for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system; provided that, when used in connection with SOFR or the Term SOFR Screen Rate, the term “Business Day” excludes any day on which the Securities Industry and Financial Markets Association (SIFMA) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Change in Control” shall mean (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; provided, that no event described in clause (a) or clause (b) shall constitute a “Change in Control” if, immediately after giving effect to the transaction that would otherwise constitute a Change in Control, the Senior Debt Rating assigned by two nationally recognized credit rating agencies is equal to or higher than the lowest rating granted by the applicable credit rating agency which is generally treated as “investment grade” in the ratings regime of such credit agency.

“Closing Date” shall mean the date on which the conditions precedent set forth in Sections 4.01 and 4.02 are first satisfied or waived.

“Code” shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

“Colstrip Project” shall mean the four-unit coal-fired power plant located in Colstrip, Montana, in which the Borrower currently owns a 15% interest in each of Units 3 and 4 thereof.

“Commitment” shall mean, with respect to each Lender, (a) (i) in the case of a Lender listed on Schedule 2.01, the amount set forth opposite such Lender’s name under the heading “Commitment” on such Schedule and (ii) in the case of a person that becomes a Lender pursuant to an assignment under Section 10.04, the amount specified as assigned to such person in the Assignment and Assumption pursuant to which such person becomes a Lender, in each case, as the same may be reduced from time to time pursuant to Section 2.10(b) or reduced or increased from time to time pursuant to assignments in accordance with Section 10.04, or (b) as the context may require, the obligation of such Lender to make Loans in an aggregate unpaid principal amount not exceeding such amount.

“Conforming Changes” shall mean, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “SOFR Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.14 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consolidated Total Capitalization” on any date shall mean the sum, without duplication, of the following with respect to the Borrower and its consolidated Subsidiaries: (a) total capitalization as of such date, as determined in accordance with GAAP, (b) the current portion of liabilities which as of such date would be classified in whole or part as long-term debt in accordance with GAAP (it being understood that the noncurrent portion of such liabilities is included in the total capitalization referred to in clause (a)), (c) all obligations as lessee which, in accordance with GAAP, are capitalized as liabilities (including the current portion thereof), and (d) all other liabilities which would be classified as short-term debt in accordance with GAAP.

“Consolidated Total Debt” on any date shall mean the sum, without duplication, of the following with respect to the Borrower and its consolidated Subsidiaries: (a) all liabilities which as of such date would be classified in whole or in part as long-term debt in accordance with GAAP (including the current portion thereof), (b) all obligations as lessee which, in accordance with GAAP, are capitalized as liabilities (including the current portion thereof), (c) all other liabilities which would be classified as short-term debt in accordance with GAAP, and (d) all Guarantees of or by the Borrower.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” shall mean any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), as amended; (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b), as amended; or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b), as amended.

“Covered Party” shall have the meaning ascribed to that term in Section 10.22.

“Daily Simple SOFR” shall mean for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

“Defaulting Lender” shall mean, at any time, subject to Section 2.21(c), any Lender that at such time (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans, within two Business Days of the date on which any funding is required by it hereunder, (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after written request by the Administrative Agent (based on its reasonable belief that such Lender may not fulfill its funding obligations hereunder), to confirm in a manner reasonably satisfactory to the Administrative Agent that it will comply with its funding obligations hereunder or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any debtor-relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in, any such proceeding or appointment or (iv) become the subject of a Bail-in Action; provided, however, that a Lender shall not be a Defaulting Lender solely by virtue of the control, ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable and as amended.

“Determination Date” has the meaning provided in the definition of Term SOFR Screen Rate

“dollars” or “$” shall mean lawful money of the United States of America.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or clause (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Delivery” shall have the meaning assigned to such term in Section 5.04(a).

“Eligible Assignee” shall mean (a) a financial institution organized under the Laws of the United States of America, or any state thereof, and having a combined capital and surplus of at least $100,000,000 or the obligations of which are directly guaranteed by a financial institution organized under the Laws of the United States of America, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the Laws of any other country that is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States of America; (c) a Person that is (i) a subsidiary of a Lender, (ii) a subsidiary of a Person of which a Lender is a subsidiary or (iii) a Person of which a Lender is a subsidiary; or (d) another Lender; provided, however, that neither the Borrower nor any Affiliate of the Borrower, nor any Defaulting Lender, shall qualify as an Eligible Assignee.

“Equity Interests” shall mean shares of stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a person, and all options, warrants or other rights to acquire any such equity ownership interests in a person.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that is a member of a group of which the Borrower is a member and which is treated as a single employer under Section 414 of the Code.

“Erroneous Payment” shall have the meaning assigned to such term in Section 9.10(a).

“Erroneous Payment Deficiency Assignment” shall have the meaning assigned to such term in Section 9.10(d).

“Erroneous Payment Return Deficiency” shall have the meaning assigned to such term in Section 9.10(d).

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” shall have the meaning assigned to such term in Article VII.

“Expiration Date” shall mean March 30, 2023.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCPA” shall mean the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Federal Funds Effective Rate” shall mean, for any day, the greater of (a) 0.00% and (b) the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New

York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal Funds Effective Rate or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 8:00 a.m. (Pacific time) on such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

“Fees” shall mean the fees referred to in Section 2.06.

“Financial Officer” of any corporation shall mean the chief financial officer or treasurer of such corporation.

“First Mortgage” shall mean the Mortgage and Deed of Trust dated as of June 1, 1939, made by the Borrower in favor of Citibank, N.A., as successor trustee, as the same has been amended, modified or supplemented to date and as the same may be further amended, modified or supplemented from time to time hereafter.

“Floor” shall mean the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate.

“GAAP” shall mean generally accepted accounting principles, applied on a consistent basis.

“Governmental Authority” shall mean, whether domestic or foreign, any national, federal, state or local government, any political subdivision thereof, or any governmental, quasi-governmental, judicial, public or statutory agency, authority, instrumentality, body or entity, including any central bank and any comparable authority (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Guarantee” of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or to advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

“Incremental Commitment” shall have the meaning given to such term in Section 2.22(a).

“Incremental Closing Date” shall have the meaning given to such term in Section 2.22(c).

“Incremental Lender” shall have the meaning given to such term in Section 2.22(b).

“Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional-sale or other title-retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, but limited, if such obligations are without recourse to such person, to the lesser of the principal amount of such Indebtedness or the fair-market value of such property, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person, (i) all obligations of such person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements (the amount of any such obligation to be the amount that would be payable upon the acceleration, termination or liquidation thereof) and (j) all obligations of such person as an account party in respect of letters of credit and bankers’ acceptances. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner.

“Interest Payment Date” shall mean in the case of any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part.

“Interest Period” shall mean (a) with respect to each Term SOFR Loan, a period of one or three months as selected by the Borrower; provided, however, that (i) the initial Interest Period for any Borrowing of a Term SOFR Loan shall commence on the date of such Borrowing and each Interest Period occurring thereafter in respect of any refinancing of such Borrowing shall commence on the day on which the next preceding Interest Period expires; (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month; (iii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period with respect to a Term SOFR Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; and (iv) no Interest Period for any Term SOFR Loan may be selected that would end after the Expiration Date; and (b) with respect to each ABR Borrowing, the period commencing on the date of such Borrowing and ending on the earlier of (i) the next succeeding March 31, June 30, September 30 or December 31 and (ii) the Expiration Date; provided, however, that if any Interest Period with respect to an ABR Borrowing would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

“Law” shall mean, collectively, all international, foreign, federal, state, provincial, and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” shall mean (a) any person listed on Schedule 2.01 and (b) any person that is assigned any or all of the rights or obligations of a Lender pursuant to Section 10.04.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional-sale agreement, capital lease or title-retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” shall mean this Agreement, any Notes and the agreement between the Borrower and the Administrative Agent referred to in Section 2.06(b).

“Loans” shall mean loans made by the Lenders to the Borrower pursuant to this Agreement.

“Margin Stock” shall have the meaning given such term under Regulation U.

“Material Adverse Effect” shall mean an effect on the business, assets, operations or financial condition of the Borrower and the Subsidiaries taken as a whole which could reasonably be expected to have a material adverse effect on the creditworthiness of the Borrower.

“MUFG” shall mean MUFG Bank, Ltd.

“MUFG Credit Agreement” shall mean the Credit Agreement, dated as of February 11, 2011, as amended, supplemented or otherwise modified by the First Amendment to Credit Agreement and Waiver Thereunder, dated as of December 14, 2011, the Second Amendment to Credit Agreement, dated as of April 18, 2014, the letter agreement entitled “Extension of Expiration Date of Credit Facility”, dated May 16, 2016, the Third Amendment to Credit Agreement, dated as of June 4, 2020, and the Fourth Amendment to Credit Agreement, dated as of June 4, 2021, among the Borrower, the lenders named therein and from time to time party thereto, U.S. Bank, as a co-documentation agent and an issuing bank, Wells Fargo Bank, National Association, as syndication agent and an issuing bank, MUFG (as successor by appointment to MUFG Union Bank, N.A.), as an issuing bank as administrative agent, as the same may be further amended, amended and restated, extended, replaced, supplemented or otherwise modified from time to time.

“Notes” shall mean any promissory notes of the Borrower, substantially in the form of Exhibit A, evidencing Loans, as may be delivered pursuant to Section 2.04.

“PATRIOT Act” shall mean the USA PATRIOT Act (Title III of Pub. L. 107 56 (signed into law October 26, 2001)).

“Payment Recipient” shall have the meaning assigned to such term in Section 9.10(a).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Person” shall mean (a) a corporation, association, partnership, trust, limited liability company, organization, business or individual or (b) a Governmental Authority.

“Plan” shall mean any pension plan subject to the provisions of Title IV of ERISA or Section 412 of the Code which is maintained for employees of the Borrower or any ERISA Affiliate.

“Plan Asset Regulations” shall mean 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Prime Rate” shall mean a rate per annum equal to the prime rate of interest announced from time to time by U.S. Bank or its Parent (which is not necessarily the lowest rate charged to any customer), changing when and as such prime rate changes.

“Pro Rata Share” shall mean, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Pro Rata Shares of the Lenders shall be determined based upon the Commitments most recently in effect.

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D), as amended.

“QFC Credit Support” shall have the meaning given to such term in Section 10.22(a).

“Reference Time” shall mean the time determined by the Administrative Agent in its reasonable discretion.

“Register” shall have the meaning given to such term in Section 10.04(c).

“Regulation D” shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof and shall include any successor or other regulation or official interpretation of the Board relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” shall mean, with respect to any person, such person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such person and of such person’s Affiliates.

“Relevant Governmental Body” shall mean the Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board, the Federal Reserve Bank of New York, or any successor thereto.

“Reportable Event” shall mean any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan.

“Required Lenders” shall mean, at any time, Lenders having Commitments representing more than 50.00% of the aggregate Commitments; provided, however, that if there are only two (2) Lenders, Required Lenders shall mean both Lenders; provided further that any Lender that is a Defaulting Lender at such time, then the Commitment of such Lender shall be excluded from the determination of Required Lenders at such time.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

“RTO Transaction” shall mean any sale, transfer or other disposition of transmission assets entered into in connection with the formation of a regional transmission organization pursuant to or in a manner consistent with regulatory requirements applicable to the Borrower.

“Sale-Leaseback” shall mean any arrangement whereby any person shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Sanctions” shall have the meaning assigned to such term in Section 3.14.

“Screen” shall have the meaning assigned to such term in the definition of “Term SOFR Screen Rate.”

“Senior Agent” shall mean MUFG (as successor by appointment to MUFG Union Bank, N.A.), in its capacity as administrative agent under the MUFG Credit Agreement.

“Senior Debt Rating” shall mean, as of any date of determination, as of the close of business on such date, (a) if the obligations of the Borrower under the MUFG Credit Agreement are secured by the First Mortgage and are not rated, the rating assigned to the Borrower’s most senior secured long-term public Indebtedness (without credit enhancement), (b) if such obligations are not secured by the First Mortgage and are not rated, the rating assigned to the Borrower’s most senior unsecured long-term public Indebtedness (without credit enhancement) and (c) if such obligations are rated, the rating assigned to such obligations (without credit enhancement), in each such case by a nationally recognized credit-rating agency designated by the Borrower, reasonably approved by the Administrative Agent and not objected to by the Required Lenders within five (5) Business Days following notice of such designation. Notwithstanding the foregoing, (i) if the Senior Debt Rating(s) assigned by any of the other nationally recognized credit-rating agencies is or are different from the Senior Debt Rating assigned by the agency designated by the Borrower and the ratings (including that of the agency designated by the Borrower) are split by just one level, then the higher rating will apply, and (ii) if the ratings (including that of the agency designated by the Borrower) are split by more than one level, then the level that is one level below the highest rating will apply.

“Significant Subsidiary” shall mean a Subsidiary meeting any one of the following conditions: (a) the investments in and advances to such Subsidiary by the Borrower and the other Subsidiaries, if any, as at the end of the Borrower’s latest fiscal quarter exceeded 10% of the total assets of the Borrower and its Subsidiaries at such date, computed and consolidated in accordance with GAAP; or (b) the Borrower’s and the other Subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of such Subsidiary as at the end of the Borrower’s latest fiscal quarter exceeded 10% of the total assets of the Borrower and its Subsidiaries at such date, computed and consolidated in accordance with GAAP; or (c) the equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of such Subsidiary (excluding amounts attributable to any minority interests therein) for the period of four consecutive fiscal quarters ending at the end of the Borrower’s latest fiscal quarter exceeded 10% of such income of the Borrower and its Subsidiaries for such period, computed and consolidated in accordance with GAAP; or (d) such Subsidiary is the parent of one or more Subsidiaries and together with such Subsidiaries would, if considered in the aggregate, constitute a Significant Subsidiary.

“SOFR” shall mean with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website.

“SOFR Adjustment” shall mean, with respect to the adjustment of any SOFR-based Benchmark, if such Benchmark is the Term SOFR Screen Rate, 0.10% for an Interest Period of one-month or three-months’ duration.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“subsidiary” shall mean, for any person (the “Parent”), any corporation, limited liability company, partnership or other entity of which securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, limited liability company, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, limited liability company, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) are at the time directly or indirectly owned or controlled by the Parent or one or more of its subsidiaries or by the Parent and one or more of its subsidiaries.

“Subsidiary” shall mean a subsidiary of the Borrower.

“Supported QFC” shall have the meaning assigned to such term in Section 10.22(a).

“Swap Contract” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, that are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Term SOFR” shall mean, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR.

“Term SOFR Administrator” shall mean CME Group Benchmark Administration Ltd. (or a successor administrator of the Term SOFR Screen Rate, as selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Administrator’s Website” shall mean https://www.cmegroup.com/market-data/cme-group-benchmark-administration/term-sofr, or any successor source for Term SOFR identified as such by the Term SOFR Administrator from time to time.

“Term SOFR Borrowing” shall mean, a Borrowing that, except as otherwise provided in Section 2.08, bears interest at the applicable Adjusted Term SOFR Rate.

“Term SOFR Loan” shall mean a Loan that, except as otherwise provided in Section 2.08, bears interest at the applicable Adjusted Term SOFR Rate other than pursuant to clause (d) of the definition of Alternate Base Rate.

“Term SOFR Screen Rate” for the relevant Interest Period, the Term SOFR rate quoted by the Administrative Agent from the Term SOFR Administrator’s Website or the applicable Bloomberg screen (or other commercially available source providing such quotations as may be selected by the Administrative Agent from time to time) (the “Screen”) for such Interest Period, which shall be the Term SOFR rate published two Business Days before the first day of such Interest Period (such Business Day, the “Determination Date”). If as of 2:00 p.m. (Pacific time) on any Determination Date, the Term SOFR rate has not been published by the Term SOFR Administrator or on the Screen, then the rate used will be that as published by the Term SOFR Administrator or on the Screen for the first preceding Business Day for which such rate was published on such Screen so long as such first preceding Business Day is not more than three (3) Business Days prior to such Determination Date.

“Transactions” shall have the meaning assigned to such term in Section 3.02.

“Transferee” shall have the meaning assigned to such term in Section 2.18(a).

“Type,” when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, “Rate” shall mean, in the case of a Loan or Borrowing, the Adjusted Term SOFR Rate or the Alternate Base Rate.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“U.S. Special Resolution Regimes” shall have the meaning assigned to such term in Section 10.22(a).

“U.S. Bank” shall mean U.S. National Association, national banking association.

“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02 Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any Law shall, unless otherwise specified, refer to such Law as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP as in effect at that time. Financial statements and other information required to be delivered by the Borrower to the Administrative Agent and the Lenders pursuant to Section 5.04 shall be prepared in accordance with GAAP as in effect at the time of such preparation, and calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with GAAP as in effect at the time of such preparation. If the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, such provision shall be interpreted on the basis of GAAP as in effect at that time until such provision is amended in accordance herewith.

Section 1.03 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s Laws) (a) if any asset, right, obligation or liability of any person becomes the asset, right, obligation or liability of a different person, then it shall be deemed to have been transferred from the original person to the subsequent person, and (b) if any new person comes into existence, such new person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time

Section 1.04 Rates. The interest rate on Loans denominated in dollars may be determined by reference to a benchmark rate that is, or may in the future become, the subject of regulatory reform or cessation. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Alternate Base Rate, the Term SOFR Screen Rate, the Adjusted Term SOFR Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Alternate Base Rate, the Term SOFR Screen Rate, the Adjusted Term SOFR Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Alternate Base Rate, the Term SOFR Screen Rate, Term SOFR, the Adjusted Term SOFR Rate, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Alternate Base Rate, the Term SOFR Screen Rate, Term SOFR, the Adjusted Term SOFR Rate or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

Article II
THE CREDIT

Section 2.01 Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make the Loans to the Borrower on the Closing Date, in an aggregate principal amount at any time outstanding that will not result in exceeding such Lender’s Commitment.

Section 2.02 Loans.

(a) Each Loan shall be made as part of one Borrowing on the Closing Date consisting of Loans made by the Lenders ratably in accordance with their Commitments. The failure of any Lender to make any Loan required to be made hereunder shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender).

(b) Subject to Section 2.09, the Borrowing shall be comprised entirely of Term SOFR Loans.

(c) Subject to paragraph (e) below, each Lender shall make a Loan in the amount of its Pro Rata Share of each Borrowing on the Closing Date thereof by wire transfer of immediately available funds to the Administrative Agent, not later than 11:00 a.m. (Pacific time), and the Administrative Agent shall by 1:00 p.m. (Pacific time), make available to the Borrower in immediately available funds the amounts so received (i) by wire transfer for credit to the account of the Borrower with Wells Fargo Bank, National Association bearing Account Number 41688 14770, ABA # 121000248, re: Avista Corp. or (ii) as otherwise specified by the Borrower in its notice of Borrowing or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any SOFR Borrowing or prior to 11:00 a.m. (Pacific time), on the date of any ABR Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with this paragraph (c), and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Expiration Date.

(e) The Borrower may refinance all or any part of any Borrowing with a new Borrowing of the same or a different Type, subject to the conditions and limitations set forth in this Agreement. Any Borrowing or part thereof so refinanced shall be deemed to be repaid or prepaid in accordance with Section 2.04 or 2.11, as applicable, with the proceeds of the new Borrowing, and the proceeds of the new Borrowing, to the extent they do not exceed the principal amount of the Borrowing being refinanced, shall not be paid by the Lenders to the Administrative Agent or by the Administrative Agent to the Borrower pursuant to paragraph (c) above.

Section 2.03 Notice of Borrowings. To request a Borrowing, the Borrower shall give the Administrative Agent written notice thereof (a) in the case of a Term SOFR Borrowing, not later than 9:00 p.m. (Pacific time), one Business Day before a proposed borrowing and (b) in the case of an ABR Borrowing, not later than 9:00 a.m. (Pacific time), the day of a proposed Borrowing. Such notice shall be irrevocable and shall in each case refer to this Agreement and specify (i) whether the Borrowing then being requested is to be a Term SOFR Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day) and the amount thereof; and (iii) if such Borrowing is to be a Term SOFR Borrowing, the Interest Period with respect thereto. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Term SOFR Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. If the Borrower shall not have given notice in accordance with this Section 2.03 of its election to refinance a Borrowing or given notice to the Administrative Agent not later than 9:00 a.m. (Pacific time), on the last day of the Interest Period applicable to such Borrowing that it will not refinance such Borrowing, then the Borrower shall be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.03 and of each Lender’s portion of the requested Borrowing.

Section 2.04 Repayment of Loans; Evidence of Debt.

(a) The Borrower hereby unconditionally promises to pay each Lender the then unpaid principal amount of each Loan of such Lender on the last day of the Interest Period applicable to such Loan and on the Expiration Date. Each Loan shall bear interest on the outstanding principal balance thereof as set forth in Section 2.07.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount and date of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto,

(ii) the amount of any principal, interest or fees due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any principal, interest or fees received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans made by it be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more Notes in such form payable to the order of the payee named therein (or, if such Note is a registered Note, to such payee and its registered assigns).

Section 2.05 [Reserved].

Section 2.06 Fees.

(a) [Reserved].

(b) The Borrower agrees to pay to the Administrative Agent, for its own account and for the account of each Lender (as applicable), the fees separately agreed between U.S. Bank and the Borrower.

(c) Once paid, none of the Fees shall be refundable under any circumstances.

Section 2.07 Interest on Loans.

(a) Subject to the provisions of Section 2.08, the Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

(b) Subject to the provisions of Section 2.08, the Loans comprising each Term SOFR Borrowing shall bear interest from the first day of the Interest Period applicable thereto to the last day of such Interest Period at a rate per annum equal to the Adjusted Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement.

(d) Interest computed on the basis of the Alternate Base Rate (including interest payable on overdue amounts under Section 2.08) shall be computed on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed so long as the Administrative Agent’s “prime rate” is the applicable rate for calculation of the Alternate Base Rate, and on the basis of a year of 360 days for the actual number of days elapsed so long as the Federal Funds Effective Rate is the applicable rate for calculation of the Alternate Base Rate. Interest computed on the basis of the Adjusted Term SOFR Rate (including interest payable on overdue amounts under Section 2.08) shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

(e) The applicable Alternate Base Rate or Adjusted Term SOFR Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.08 Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due under the Loan Documents, by acceleration or otherwise, the Borrower shall on demand from time to time pay interest, to the extent permitted by Law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin plus 2% (except that the interest rate applicable to an overdue amount of principal of a Term SOFR Borrowing that became due on a day other than on the last day of the Interest Period applicable thereto shall, for the period until the last day of such Interest Period, be equal to 2% above the rate that would otherwise be applicable thereto during such Interest Period).

Section 2.09 Availability of Types of Borrowings; Adequacy of Interest Rate; Benchmark Replacement.

(a) Availability of Term SOFR Borrowings. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, but subject to Section 2.09(b), if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Required Lenders notify the Administrative Agent that the Required Lenders have determined, that: (i) for any reason in connection with any request for a Term SOFR Borrowing or a conversion or continuation thereof that the Term SOFR Screen Rate for any requested Interest Period with respect to a proposed Term SOFR Borrowing does not adequately and fairly reflect the cost to such Lenders of the funding such Loans, or (ii) the interest rate applicable to Term SOFR Borrowings for any requested Interest Period is not ascertainable or available (including, without limitation, because the applicable Screen (or on any successor or substitute page on such screen) is unavailable) and such inability to ascertain or unavailability is not expected to be permanent, or does not adequately and fairly reflect the cost of making or maintaining Term SOFR Borrowings, then the Administrative Agent shall suspend the availability of Term SOFR Borrowings and require any affected Term SOFR Borrowings to be repaid or converted to Base Rate Borrowings, subject to the payment of any funding indemnification amounts required by Section 2.14.

(b) Benchmark Replacement.

(i) Benchmark Transition Event. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (a) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (b) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 3:00 p.m. (Pacific time) on the fifth Business Day after the date notice of such Benchmark Replacement is provided by the Administrative Agent to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. No replacement of the Adjusted Term SOFR Rate with a Benchmark

Replacement pursuant to this Section 2.09(b)(i) will occur prior to the applicable Benchmark Transition Start Date.

(ii) Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement, and (B) the effectiveness of any Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.09(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.09(b).

(iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Screen Rate or the Adjusted Term SOFR Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove any tenor of such Benchmark that is unavailable or non-representative for any Benchmark settings and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v) Benchmark Unavailability Period. Upon notice to the Borrower by the Administrative Agent in accordance with Section 2.09(b)(v) of the commencement of a Benchmark Unavailability Period and until a Benchmark Replacement is determined in accordance with this Section 2.09(b), the Borrower may revoke any request for a Term SOFR Borrowing or any request for the conversion or continuation of a Term SOFR Borrowing to be made, converted or continued during any Benchmark Unavailability Period at the end of the applicable Interest Period, and, failing that, the Borrower will be deemed to have converted any such request at the end of the applicable Interest Period into a request for a Base Rate Borrowing or conversion to a Base Rate Borrowing. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.

Section 2.10 Termination of Commitments.

(a) The Commitments shall automatically terminate on the Expiration Date.

(b) [Reserved].

Section 2.11 Prepayment.

(a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days’ prior notice to the Administrative Agent, in the case of a prepayment of a Term SOFR Borrowing, and upon at least one Business Day’s prior notice to the Administrative Agent, in the case of a prepayment of an ABR Borrowing; provided, however, that each partial prepayment (i) with respect to any Term SOFR Borrowing shall be in the amount of $1,000,000 (or, if less, the full amount of such Borrowing) or an integral multiple of $250,000 in excess thereof, and (ii) with respect to any ABR Borrowing shall be in the amount $250,000 (or, if less, the full amount of such Borrowing) or an integral multiple of $100,000 in excess thereof. Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section 2.11 shall be subject to Section 2.14 but otherwise without premium or penalty. All prepayments under this Section 2.11 shall be accompanied by accrued interest on the principal amount being prepaid to (but excluding) the date of payment.

(b) With respect to each prepayment of Borrowings made pursuant to Section 2.11(a), the Borrower shall designate the Types of Borrowings that are to be prepaid and the specific Borrowing(s) pursuant to which such prepayment is to be made; provided, however, that the Borrower shall first so designate all Borrowings that are ABR Borrowings and Term SOFR Borrowings with Interest Periods ending on the date of prepayment prior to designating any other Term SOFR Borrowings for prepayment. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize amounts owing by the Borrower under Section 2.14.

Section 2.12 Reserve Requirements; Change in Circumstances.

(a) Notwithstanding any other provision herein, if after the date of this Agreement there is adopted any new Law or any change in applicable Law or in the interpretation, promulgation, implementation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) which shall impose, modify or deem applicable any reserve, special-deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or shall impose on any Lender any other condition affecting this Agreement or any Term SOFR Loan, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Term SOFR Loan or to reduce the amount of any sum received or receivable by such Lender hereunder or under any Notes (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender upon demand such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) If any Lender shall have determined that the applicability of any Law adopted after the date hereof regarding capital adequacy or liquidity requirements, or any change in any of the foregoing or the adoption after the date hereof of any change in any Law existing on the date hereof or in the interpretation or administration of any of the foregoing by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office thereof) or any Lender’s holding company with any request or directive regarding capital adequacy or liquidity requirements (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, with respect to this Agreement or any Loan to a level below that which such Lender or such Lender’s holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered. It is acknowledged that this Agreement is being entered into by the Lenders on the understanding that the Lenders will not be required to maintain capital against their obligations to make Loans under currently Laws, regulations and regulatory guidelines. In the event that any Lender shall be advised by any Governmental Authority, or shall otherwise determine on the basis of pronouncements of any Governmental Authority, that such understanding is incorrect, it is agreed that each such Lender will be entitled to make claims under this paragraph based upon market requirements prevailing on the date hereof for commitments under comparable credit facilities against which capital is required to be maintained.

(c) A certificate of a Lender setting forth in reasonable detail such amount or amounts as shall be necessary to compensate such Lender or such Lender’s holding company as specified in paragraph (a) or (b) above, as the case may be, and the manner in which such Lender has determined the same, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same, or such later date as such Lender may agree in writing (in its sole discretion).

(d) Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender’s right to demand compensation with respect to such period or any other period. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the Law or other change or condition which shall have occurred or been imposed.

(e) For purposes of this Agreement, notwithstanding anything in this Agreement to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules, regulations, interpretations, agreements, guidelines, directives and requests in connection therewith are deemed to have been adopted, and to have gone into effect, after the date of this Agreement, regardless of the date on which the same were actually adopted or went into effect.

Section 2.13 Change in Legality.

(a) Notwithstanding any other provision herein, if any change in, or adoption of, any Law or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Term SOFR Loans or to give effect to its obligations as contemplated hereby with respect to any Term SOFR Loan, then, by notice to the Borrower and to the Administrative Agent, such Lender may: (i) declare that Term SOFR Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Borrower for a Term SOFR Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and (ii) require that all outstanding Term SOFR Loans made by it be converted to ABR Loans, in which event all such Term SOFR Loans shall be automatically converted to ABR Loan as of the effective date of such notice as provided in paragraph (b) below. In the event any Lender shall exercise its rights under clause (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Term SOFR Loans that would have been made by such Lender or the converted Term SOFR Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Term SOFR Loans.

(b) For purposes of this Section 2.13, a notice to the Borrower by any Lender shall be effective as to each Term SOFR Loan, if lawful, on the last day of the Interest Period currently applicable to such Term SOFR Loan.

Section 2.14 Indemnity. The Borrower shall indemnify each Lender against any loss, cost or expense which such Lender may sustain or incur as a consequence of (a) any failure by the Borrower to fulfill on the date of any Term SOFR Borrowing hereunder the applicable conditions set forth in Article IV, (b) any failure by the Borrower to borrow any Term SOFR Loan hereunder after irrevocable notice of such borrowing has been given or deemed given pursuant to Section 2.03, (c) any payment or prepayment of a Term SOFR Loan required by any provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (d) any assignment of a Term SOFR Loan pursuant to Section 2.19(b) made or deemed made on a date other than the last day of the Interest Period applicable thereto, or (e) any default in payment or prepayment of the principal amount of any Term SOFR Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) including, in each such case, any loss or reasonable cost or expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Term SOFR Loan. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section, and the manner in which such Lender has determined the same, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof, or such later date as such Lender may agree in writing (in its sole discretion).

Section 2.15 Pro Rata Treatment. Except as required under Sections 2.12, 2.14 and 2.18, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Fees, and each reduction of the Commitments shall be allocated among the Lenders in accordance with their respective Pro Rata Shares. Each Lender agrees that, in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s Pro Rata Share of such Borrowing to the next higher or lower whole-dollar amount.

Section 2.16 Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar Law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of its Loans as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans of such other Lender (“Sharing Participations”), so that (a) the aggregate unpaid principal amount of the Loans and Sharing Participations held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as (b) the principal amount of its Loans and Sharing Participations prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loans deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loans directly to the Borrower in the amount of such participation.

Section 2.17 Payments.

(a) The Borrower shall make each payment (including for principal of or interest on any Borrowing, Fees and other amounts) hereunder and under any other Loan Document not later than 9:00 a.m. (Pacific time), on the date when due in dollars to the Administrative Agent at its offices at 800 Nicollet Mall, Minneapolis Minnesota 55402-7020, in immediately available funds, pursuant to wire instructions provided by the Administrative Agent to the Borrower from time to time.

(b) Whenever any payment (including for principal of or interest on any Borrowing, Fees and other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

Section 2.18 Taxes.

(a) Any and all payments by the Borrower hereunder and under any other Loan Document shall be made, in accordance with Section 2.17, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) taxes imposed on the net income of the Administrative Agent or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity being called a “Transferee”)) and franchise taxes imposed on the Administrative Agent or any Lender (or any Transferee) by the United States or any jurisdiction under the laws of which the Administrative Agent or any such Lender (or Transferee) or the applicable lending office, is organized or any political subdivision thereof, and (ii) any U.S. federal withholding taxes imposed on amounts payable to or for the account of such Lender pursuant to the Law in effect on the date on which (A) such Lender becomes a party to this Agreement or, with respect to a Loan attributable to a transferred or increased Commitment of a Lender, the date such Lender acquired its transferred or increased Commitment (in each case, other than pursuant to an assignment request by the Borrower under Section 2.19(b)) or (B) such Lender changes its lending office, except in each case to the extent that amounts with respect to such taxes were payable to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Lender (or Transferee) or the Administrative Agent, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions of Taxes (including deductions applicable to additional sums payable under this Section 2.18) such Lender (or Transferee) or the Administrative Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions of Taxes been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable Law; provided, however, that no Transferee of any Lender shall be entitled to receive any greater payment under this paragraph (a) than such Lender would have been entitled to receive with respect to the rights assigned, participated or otherwise transferred except to the extent that such greater payment arises from circumstances not in existence at the time such assignment, participation or transfer shall have been made.

(b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as “Other Taxes”).

(c) The Borrower will indemnify each Lender (or Transferee) and the Administrative Agent for the full amount of any Taxes and Other Taxes paid by such Lender (or Transferee) or the Administrative Agent, as the case may be, and any liability (including penalties, interest and reasonable expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date any Lender (or Transferee) or the Administrative Agent, as the case may be, makes written demand therefor. If a Lender (or Transferee) or the Administrative Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section 2.18, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a request by the Borrower, apply for such refund at the Borrower’s expense.

(d) If any Lender (or Transferee) or the Administrative Agent receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section 2.18, it shall promptly notify the Borrower of such refund and shall repay such refund to the Borrower (to the extent of amounts that have been paid by the Borrower under this Section 2.18 with respect to such refund) within 30 days (or promptly upon receipt, if the Borrower has requested application for such refund pursuant hereto), net of all reasonable out-of-pocket expenses of such Lender (or Transferee) and without interest (other than interest included in such refund); provided that the Borrower, upon the request of such Lender (or Transferee) or the Administrative Agent, agrees to return such refund (plus penalties, interest or other charges) to such Lender (or Transferee) or the Administrative Agent in the event such Lender (or Transferee) or the Administrative Agent is required to repay such refund. Nothing contained in this paragraph (d) shall require any Lender (or Transferee) or the Administrative Agent to make available any of its tax returns (or any other information relating to its taxes which it deems to be confidential); provided that the Borrower, at its expense, shall have the right to receive an opinion from a firm of independent public accountants of recognized national standing acceptable to the Borrower that the amount due hereunder is correctly calculated.

(e) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Lender (or Transferee) or the Administrative Agent, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 10.01, the original or a certified copy of a receipt received by the Borrower evidencing payment thereof.

(f) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.18 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

(g) On or prior to the execution of this Agreement and on or before the transfer to a Transferee, the Administrative Agent shall notify the Borrower of each Lender’s (or Transferee’s) address. On or prior to each Lender’s (or Transferee’s) first Interest Payment Date, and from time to time as required by law, each Lender (or Transferee) that is not a United States person within the meaning of Section 7701(a)(30) of the Code (a “Non-U.S. Person”) shall, if legally able to do so, deliver to the Borrower and the Administrative Agent (i) one duly completed and executed copy of United States Internal Revenue Service Form W-8BEN or W-8BEN-E (as applicable) or W-8ECI, (ii) if claiming exemption from United States Federal withholding tax pursuant to Section 871(h) or 881(c) of the Code, one duly completed and executed copy of a United States Internal Revenue Service Form W-8BEN or W-8BEN-E (as applicable) and a certificate representing that such Non-U.S. Person is not a bank for purposes of Section 881(c) of the Code, is not a 10 percent shareholder (within the meaning of Section 871(h)(3)(b) of the Code) of the

Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code) or (iii) any successor applicable form of any thereof, establishing in each case that such Lender (or Transferee) is entitled to receive payments under the Loan Documents payable to it without deduction or withholding of any United States Federal income taxes, or is subject to a reduced rate thereof. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that such payments under the Loan Documents are not subject to United States Federal withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower shall withhold taxes from such payments at the applicable statutory rate.

(h) The Borrower shall not be required to pay any additional amounts to any Lender (or Transferee) in respect of United States Federal withholding tax pursuant to paragraph (a) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender (or Transferee) to comply with the provisions of paragraph (g) above; provided, however, that the Borrower shall be required to pay those amounts to any Lender (or Transferee) that it was required to pay hereunder prior to the failure of such Lender (or Transferee) to comply with the provisions of such paragraph (g).

(i) Notwithstanding anything to the contrary in this Section 2.18, the term “Taxes” shall not include U.S. federal withholding taxes imposed under FATCA. If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. For purposes of this Section 2.18(i), “FATCA” shall include any amendments made to FATCA after the Closing Date. If any form or certification a Lender previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

Section 2.19 Termination or Assignment of Commitments under Certain Circumstances.

(a) Any Lender (or Transferee) claiming any additional amounts payable pursuant to Section 2.12 or 2.18 or exercising its rights under Section 2.13 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue or avoid the circumstances giving rise to such exercise and would not, in the sole determination of such Lender (or Transferee), be otherwise disadvantageous to such Lender (or Transferee).

(b) In the event that any Lender shall have delivered a notice or certificate pursuant to Section 2.13, or the Borrower shall be required to make additional payments under Section 2.12 or 2.18 to any Lender (or Transferee) or to the Administrative Agent with respect to any Lender (or Transferee), the Borrower shall have the right, at its own expense, upon notice to such Lender (or Transferee) and the Administrative Agent, (i) to terminate the Commitment of such Lender (or Transferee) or (ii) to require such Lender (or Transferee) to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 10.04) all its interests, rights and obligations under the Loan Documents to another financial institution which shall assume such obligations; provided that (A) no such termination or assignment shall conflict with any Law and (B) the Borrower or the assignee, as the case may be, shall pay to the affected Lender (or Transferee) in immediately available funds on the date of such termination or assignment the principal of and interest accrued to the date of payment on the Loans made by it hereunder and all other amounts accrued for its account and owed to it under the Loan Documents.

Section 2.20 [Reserved].

Section 2.21 Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii) Defaulting Lender Waterfall. Notwithstanding anything to the contrary contained in this Agreement, any payment of principal, interest or other amounts received by the Administrative Agent for the account of any Defaulting Lender under this Agreement (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held as cash collateral and released in order to satisfy obligations of such Defaulting Lender to fund Loans under this Agreement; fourth, to the payment of any amount owing to any Lender as a result of any judgment of a court of competent jurisdiction obtained by such Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, however, that if (i) any such payment is a payment of the principal amount of any Loan in respect of which such Defaulting Lender has not fully funded its appropriate share, and (ii) such Loans was made at a time when the applicable conditions set forth in Article IV were satisfied or waived, then such payment shall be applied solely to repay the Loans of all Lenders that are not Defaulting Lenders on a pro rata basis prior to being applied to the repayment of any Loan or portion thereof of such Defaulting Lender; and further provided, however, that any amounts held as cash collateral for funding obligations of a Defaulting Lender shall be returned to such Defaulting Lender upon the termination of this Agreement and the satisfaction of such Defaulting Lender’s obligations hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.21 shall be deemed to have been paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents thereto.

(b) Effects of Defaulting Lender. No Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.21, the performance by the Borrower of its obligations under this Agreement shall not be excused or otherwise modified, as a result of the operation of this Section 2.21. The rights and remedies against a Defaulting Lender under this Section 2.21 are in addition to any other rights and remedies that the Borrower, the Administrative Agent or any Lender might have against such Defaulting Lender. The failure of any Lender to perform its obligations under this Agreement shall not excuse or relieve any other Lender of its obligations under this Agreement, and no Lender shall be responsible for the default of any other Lender except to the extent expressly provided herein.

(c) Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing, in their reasonable determination, that a Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the other parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to cash collateral), that Lender will purchase such portion of outstanding Loans of the other Lenders, and take such other actions, as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares, whereupon such Lender will cease to be a Defaulting Lender; provided, however, that (i) no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender, and (ii) subject to Section 10.19 and except to the extent expressly agreed otherwise by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

(d) Removal and Replacement of Defaulting Lender. Upon any Lender becoming a Defaulting Lender, the Borrower may remove and replace such Lender in accordance with Section 9.08.

Section 2.22 Incremental Commitments.

(a) Request for Increase. The Borrower may, by notice to the Administrative Agent (who shall promptly notify the Lenders), request an increase in the Commitments (each such increase, an “Incremental Commitment”) in an aggregate amount (for all such requests) not exceeding $50,000,000; provided that (i) any such request shall be in a minimum amount of the lesser of (i) $25,000,000 (or such lesser amount as may be approved by the Administrative Agent) and (ii) the entire remaining amount of increases available under this Section 2.22 and (ii) the Borrower shall make no more than a total of two (2) requests for Incremental Commitments under this Section 2.22.

(b) Incremental Lenders. An Incremental Commitment may be provided by any existing Lender or other person that is an Eligible Assignee (each such existing Lender or other person that agrees to provide an Incremental Commitment, an “Incremental Lender”); provided that each Incremental Lender shall be subject to the consent (in each case, not to be unreasonably withheld, conditioned or delayed) of the Administrative Agent. Notwithstanding anything herein to the contrary, no Lender shall have any obligation to agree to provide an Incremental Commitment pursuant to this Section 2.22, and any election to do so shall be in the sole discretion of such Lender.

(c) Incremental Closing Date. The Administrative Agent and the Borrower shall determine the effective date for each Incremental Commitment pursuant to this Section 2.22 (an “Incremental Closing Date”) and, if applicable, the final allocation of such Incremental Commitment among the persons providing it, which date shall be a Business Day at least three (3) Business Days after delivery of the request pursuant to Section 2.22(a) (unless otherwise approved by the Administrative Agent) and at least fifteen (15) days before the Expiration Date.

(d) Conditions to Effectiveness. Notwithstanding the foregoing, no Incremental Commitments shall be effective with respect to any Incremental Lender unless: (i) no Default or Event of Default has occurred and is continuing on the Incremental Closing Date or would occur immediately after giving effect to such Incremental Commitment as of the Incremental Closing Date; (ii) the representations and warranties in this Agreement are true and correct on and as of the Incremental Closing Date and immediately after giving effect to such increase, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); (iii) the Administrative Agent has received the documents required pursuant to Section 2.22(e); and (iv) the Administrative Agent has received such legal opinions and other documents reasonably requested by the Administrative Agent in connection therewith. As of such Incremental Closing Date, upon the satisfaction of the foregoing conditions, the Administrative Agent shall record the information about the applicable Incremental Commitment in the Register and give prompt notice thereof to the Borrower and the Lenders (including each Incremental Lender).

(e) Joinder. The Borrower, any applicable Incremental Lender (if not at such time an existing Lender) and the Administrative Agent (but no other Lenders or persons) shall enter into one or more Joinder Agreements, each in form and substance satisfactory to the Borrower and the Administrative Agent, pursuant to which the applicable Incremental Lender(s) will provide the Incremental Commitment(s). Effective as of the applicable Incremental Closing Date, subject to the terms and conditions set forth in this Section 2.22, each Incremental Commitment shall be a Commitment (and not a separate facility hereunder), each Incremental Lender providing such Incremental Commitment shall be, and have all the rights of, a Lender, and the Loans made by it on such Incremental Closing Date pursuant to Section 2.22(e) shall be Loans, for all purposes of this Agreement. For the avoidance of doubt, except as otherwise expressly set forth herein, all terms and conditions applicable to the Incremental Commitment shall be identical to the terms and conditions applicable to the existing Commitments.

(f) This Section 2.22 supersedes any provision in Sections 2.16 or 10.08 to the contrary.

Article III
REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to each of the Lenders that:

Section 3.01 Organization; Powers. Each of the Borrower and the Significant Subsidiaries (a) is a corporation duly organized and validly existing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect, and (d) in the case of the Borrower, has the corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and to borrow hereunder.

Section 3.02 Authorization. The execution, delivery and performance by the Borrower of each of the Loan Documents, and the Borrowings hereunder (collectively, the “Transactions”), (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of Law the violation of which could reasonably be expected to impair the validity and enforceability of this Agreement or any other Loan Document or materially impair the rights of or benefits available to the Lenders under the Loan Documents, or of the certificate or articles of incorporation or other constitutive documents or bylaws of the Borrower or any Significant Subsidiary, (B) any order of any Governmental Authority the violation of which could reasonably be expected to impair the validity or enforceability of this Agreement or any other Loan Document, or materially impair the rights of or benefits available to the Lenders under the Loan Documents, or (C) any provision of any indenture or other material agreement or instrument evidencing or relating to borrowed money to which the Borrower or any Significant Subsidiary is a party or by which any of them or any of their property is or may be bound in a manner which could reasonably be expected to impair the validity and enforceability of this Agreement or any other Loan Document or materially impair the rights of or benefits available to the Lenders under the

Loan Documents, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument in a manner which could reasonably be expected to impair the validity and enforceability of this Agreement or any other Loan Document or materially impair the rights of or benefits available to the Lenders under the Loan Documents or (iii) result in the creation or imposition under any such indenture, agreement or other instrument of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower.

Section 3.03 Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by the Borrower will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

Section 3.04 Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except (i) such as have been made or obtained and are in full force and effect and (ii) such customary informational filings as required to be made by the Borrower after the Closing Date.

Section 3.05 Financial Statements. The Borrower has heretofore furnished to the Lenders its (a) consolidated balance sheets and statements of income and statements of cash flow as of and for the fiscal year ended December 31, 2021, audited by and accompanied by the opinion of Deloitte & Touche LLP, independent public accountants, and (b) unaudited consolidated balance sheets and statements of income and statements of cash flow as of and for the fiscal quarter ended September 30, 2022, certified by a Financial Officer of the Borrower. All such financial statements present fairly the financial condition and results of operations of the Borrower and its consolidated Subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto, together with the Borrower’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2022, reflect all liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the dates thereof which are material on a consolidated basis. Such financial statements were prepared in accordance with GAAP applied (except as noted therein) on a consistent basis.

Section 3.06 No Material Adverse Change. Except as disclosed in the Borrower’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and in any document filed after December 31, 2021, but prior to the date of this Agreement, pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, there has been no change in the business, assets, operations or financial condition of the Borrower and the Subsidiaries, taken as a whole, since December 31, 2021, which could reasonably be expected to have a Material Adverse Effect. For the avoidance of doubt, the representation set forth in this Section 3.06 is and will be made solely at and as of the Closing Date.

Section 3.07 Litigation; Compliance with Laws.

(a) Except as set forth in the Annual Report of the Borrower on Form 10-K for the year ended December 31, 2021, or in any document filed after December 31, 2021, but prior to the date of this Agreement, pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or any business, property or rights of any such person (i) which involve any Loan Document or the Transactions or (ii) which could reasonably be anticipated, individually or in the aggregate, to result in a Material Adverse Effect.

(b) Neither the Borrower nor any of the Subsidiaries is in violation of any Law or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would be reasonably likely to result in a Material Adverse Effect.

Section 3.08 Federal Reserve Regulations.

(a) Neither the Borrower nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

(b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or X.

Section 3.09 Investment Company Act. The Borrower is not an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.10 No Material Misstatements. No information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or, when considered together with all reports theretofore filed with the Securities and Exchange Commission, omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading.

Section 3.11 Employee Benefit Plans. Each of the Borrower and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder. No Reportable Event has occurred as to which the Borrower or any ERISA Affiliate was required to file a report with the PBGC. The value of the assets of each Plan is at least 80% of the “funding target” (as defined in Code Section 430(d)(1)) of such Plan as of the last annual valuation date applicable thereto.

Section 3.12 Environmental and Safety Matters. Each of the Borrower and the Subsidiaries has complied with all Federal, state, local and other statutes, ordinances, orders, judgments, rulings and regulations relating to environmental pollution or to environmental or nuclear regulation or control or to employee health or safety, except where noncompliance would not be reasonably likely to result in a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received notice of any failure so to comply, except where noncompliance would not be reasonably likely to result in a Material Adverse Effect. The Borrower’s and the Subsidiaries’ plants do not manage any hazardous wastes, hazardous substances, hazardous materials, toxic substances, toxic pollutants or substances similarly denominated, as those terms or similar terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act, the Clean Water Act or any other Law relating to environmental pollution or employee health and safety, or any nuclear fuel or other radioactive materials, in all cases in violation of any Law, where such violation would be reasonably likely to result in a Material Adverse Effect. The Borrower is aware of no events, conditions or circumstances involving environmental pollution or contamination or employee health or safety that could reasonably be expected to result in a Material Adverse Effect. The representations and warranties set forth in this Section 3.12 are, however, subject to any matters, circumstances or events set forth in the Borrower’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and in any document filed after December 31, 2021, but prior to the date of this Agreement, pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934; provided, however, that the inclusion of such matters, circumstances or events as exceptions (or any other exceptions contained in the representations and warranties which refer to the Borrower’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 or in any document filed after December 31, 2021, but prior to the date of this Agreement, pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934) shall not be construed to mean that the Borrower has concluded that any such matter, circumstance or effect is likely to result in a Material Adverse Effect.

Section 3.13 Significant Subsidiaries. Schedule 3.13 sets forth as of the Closing Date a list of all Significant Subsidiaries of the Borrower and the percentage ownership interest of the Borrower therein.

Section 3.14 Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

(a) None of the Borrower, any of its Subsidiaries or, to the knowledge of the Borrower, any director, officer, employee, agent, or Affiliate of the Borrower or any of its Subsidiaries is a person that is, or is owned or controlled by persons that are, (i) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury or any other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions.

(b) The Borrower, its Subsidiaries and their respective officers and employees and, to the knowledge of the Borrower, the directors and agents of the Borrower and its Subsidiaries, are in compliance with all applicable Sanctions, all Anti-Corruption Laws and all Anti-Money Laundering Laws, in all material respects. The Borrower and its Subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance with applicable Sanctions, Anti-Money Laundering Laws, the FCPA and any other applicable Anti-Corruption Laws.

(c) No Borrowing, use of proceeds of any Borrowing or other transaction contemplated by this Agreement will violate any Anti-Corruption Law, any Anti-Money Laundering Law or any applicable Sanction.

Section 3.15 Beneficial Ownership Certification. The information included in any Beneficial Ownership Certification delivered by the Borrower to the Administrative Agent or any Lender is true and correct in all respects at the time furnished.

Section 3.16 Plan Assets; Prohibited Transactions. None of the Borrower or any of its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and neither the execution, delivery nor performance of the transactions contemplated under this Agreement, including the making of any Loan hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Section 3.17 Affected Financial Institution. The Borrower is not an Affected Financial Institution.

Article IV
CONDITIONS TO BORROWINGS

Section 4.01 All Borrowings. The obligations of the Lenders to make Loans on the date of each Borrowing (including the Closing Date Borrowing and each Borrowing in which Loans are refinanced with new Loans as contemplated by Section 2.02(e)) are subject to the satisfaction of the following conditions:

(a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03.

(b) The representations and warranties set forth in Article III hereof (excluding (i) in the case of each Borrowing (including each Borrowing in which Loans are refinanced with new Loans) after the Closing Date, the representation set forth in Section 3.06 and (ii) in the case of each refinancing of Loans, the representations set forth in Section 3.07) shall be true and correct in all material respects (or, in the case of any such representation or warranty already qualified by “Material Adverse Effect” or any other materiality qualification, true and correct in all respects) on and as of the date of such Borrowing, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties are true and correct in all material respects (or, in the case of any such representation or warranty already qualified by “Material Adverse Effect” or any other materiality qualification, true and correct in all respects) as of such earlier date).

(c) The Borrower shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and no Event of Default or Default shall have occurred and be continuing at the time of and immediately after such Borrowing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

Section 4.02 Closing Date Borrowing. The obligations of the Lenders to make Loans on the Closing Date under this Agreement are subject to the satisfaction of the following conditions:

(a) The Administrative Agent shall have received each of the following, in form and substance satisfactory to it:

(i) Opinions of Davis Wright Tremaine LLP, counsel to the Borrower, and of David J. Meyer, Vice President and Chief Counsel for Regulatory and Governmental Affairs for the Borrower, each dated the date of this Agreement and addressed to the Administrative Agent and the Lenders, with respect to such matters relating to the Borrower and the Loan Documents as the Administrative Agent or any Lender may reasonably request. The Borrower hereby instructs such counsels to deliver such opinions to the Administrative Agent.

(ii) Evidence satisfactory to the Administrative Agent and set forth on Schedule 4.02(a)(ii) that the Borrower shall have obtained all consents and approvals of, and shall have made all filings and registrations with, any Governmental Authority required in order to consummate the Transactions, in each case without the imposition of any condition which, in the judgment of the Lenders or the Administrative Agent, could adversely affect the rights or interests of the Lenders or the Administrative Agent under the Loan Documents.

(iii) A copy of the articles of incorporation of the Borrower (as most recently amended and restated), including all amendments thereto, certified as of a recent date by the Secretary of State of the State of Washington.

(iv) Certificates, each dated as of a recent date, from the appropriate Governmental Authorities of the States of Washington, Idaho, Montana and Oregon as to the existence of the Borrower and qualification to do business in those states.

(v) A certificate of the Secretary or Assistant Secretary of the Borrower dated the date of this Agreement and certifying (A) that attached thereto is a true and complete copy of the restated articles of incorporation and the bylaws of the Borrower as in effect on the date of this Agreement and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of the Borrower authorizing the execution, delivery and performance of the Loan Documents and borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the articles of incorporation of the Borrower have not been amended since the date of the last amendment thereto shown on the certification with respect thereto furnished pursuant to clause (iii) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection therewith on behalf of the Borrower.

(vi) A certificate of another officer of the Borrower as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (v) above.

(vii) A certificate, dated the date of this Agreement and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.

(viii) To the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to the Borrower, in form and substance reasonably satisfactory to any Lender that requests such a Beneficial Ownership Certification prior to the Closing Date.

(ix) This Agreement and any Notes requested by the Lenders for issuance on the date of this Agreement, duly executed and delivered by all parties thereto.

(x) A letter agreement between the Borrower and U.S. Bank concerning the fees payable pursuant to Section 2.06(b), duly executed and delivered by the Borrower.

(xi) Such other documents as the Administrative Agent or any Lender, or legal counsel to any of them, may reasonably request.

(b) All fees payable by the Borrower to the Administrative Agent, the Lenders or any of their respective Affiliates on or prior to the date of this Agreement with respect to this Agreement, and all amounts payable by the Borrower pursuant to Section 10.05 for which invoices have been delivered to the Borrower on or prior to such date, shall have been paid in full or arrangements satisfactory to the Administrative Agent shall have been made to cause them to be paid in full.

(c) The Administrative Agent and the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation, to the extent requested by the Administrative Agent or any Lender prior to the Closing Date.

(d) All legal matters incident to the Loan Documents and the transactions contemplated thereby shall be reasonably satisfactory to the Administrative Agent, the Lenders and their respective legal counsel.

Article V
AFFIRMATIVE COVENANTS

The Borrower covenants and agrees with each Lender that, so long as any Commitment shall remain in effect or the principal of or interest on any Loan, any Fees or any other amounts payable under any Loan Document shall be unpaid:

Section 5.01 Existence; Businesses and Properties.

(a) The Borrower shall, and shall cause each Significant Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.03.

(b) The Borrower shall, and shall cause each Significant Subsidiary to, (i) do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names utilized in the conduct of its business, except where the failure so to obtain, preserve, renew, extend or maintain any of the foregoing would not result in a Material Adverse Effect; (ii) maintain and operate its business in substantially the manner in which it is presently conducted and operated, except as otherwise expressly permitted under this Agreement; (iii) comply in all material respects with all Laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted if failure to comply with such requirements would result in a Material Adverse Effect; and (iv) at all times maintain and preserve all property material to the conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times; provided, however, that the Borrower or any Significant Subsidiary may cause the discontinuance of the operation or a reduction in the capacity of any of its facilities, or any element or unit thereof, including real and personal properties, facilities, machinery and equipment, (A) if, in the judgment of the Borrower or such Significant Subsidiary, it is no longer advisable to operate the same, or to operate the same at its former capacity, and such discontinuance or reduction would not result in a Material Adverse Effect, or (B) if the Borrower or a Significant Subsidiary intends to sell and dispose of its interest in the same in accordance with the terms of this Agreement and within a reasonable time shall endeavor to effectuate the same.

(c) The Borrower shall maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower and its Subsidiaries, and their respective directors, officers, employees and agents, with the Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.

Section 5.02 Insurance.

(a) The Borrower shall, and shall cause each Significant Subsidiary to, (i) maintain insurance, to such extent and against such risks, as is customary with companies in the same or similar businesses and owning similar properties in the same general area in which it operates and (ii) maintain such other insurance as may be required by law. All insurance required by this Section 5.02 shall be maintained with financially sound and reputable insurers or through self-insurance; provided, however, that the portion of such insurance constituting self-insurance shall be comparable to that usually maintained by companies engaged in the same or similar businesses and owning similar properties in the same general area in which the Borrower or such Significant Subsidiary, as applicable, operates and the reserves maintained with respect to such self-insured amounts are deemed adequate by its officer or officers responsible for insurance matters.

Section 5.03 Taxes and Obligations. The Borrower shall, and shall cause each Significant Subsidiary to, pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall, to the extent required by GAAP, have set aside on its books adequate reserves with respect thereto.

Section 5.04 Financial Statements, Reports, etc. The Borrower shall furnish to the Administrative Agent and each Lender:

(a) within 105 days after the end of each fiscal year of the Borrower, consolidated and consolidating balance sheets and related statements of income and statements of cash flow, showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal year and the results of their operations during such year, all audited by Deloitte & Touche LLP or other independent public accountants of recognized national standing acceptable to the Required Lenders and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower on a consolidated basis (except as noted therein) in accordance with GAAP consistently applied; provided, however, that the Borrower shall be deemed to have satisfied the requirement to furnish such financial statements and opinion if and to the extent that the Borrower has, within the period specified above, (i) filed documents meeting the requirements set forth above with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, and (ii) posted such documents on the Borrower’s home page on the worldwide web (at the date of this Agreement, located at http//www.avistacorp.com) (such filing and posting being referred to as “Electronic Delivery”);

(b) within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, consolidated and, to the extent otherwise available, consolidating balance sheets and related statements of income and statements of cash flow, showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of their operations during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by a Financial Officer of the Borrower as fairly presenting the financial condition and results of operations of the Borrower on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments; provided, however, that the Borrower shall be deemed to have satisfied the requirement to furnish such financial statements and certification if and to the extent that the Borrower has, within the period specified above, made Electronic Delivery thereof;

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, (i) a certificate of the relevant accounting firm opining on or certifying such statements or of a Financial Officer of the Borrower (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) certifying that, to the knowledge of the accounting firm or the Financial Officer, as the case may be, no Event of Default or Default has occurred or, if an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, and (ii) a certificate of a Financial Officer of the Borrower setting forth in reasonable detail such calculations as are required to establish whether the Borrower was in compliance with Section 6.05 on the date of such financial statements;

(d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it with the Securities and Exchange Commission, or any Governmental Authority succeeding to any of or all the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be; provided, however, that the Borrower shall be deemed to have satisfied the requirement to furnish such reports, statements and other materials if and to the extent that the Borrower has, within the period specified above, made Electronic Delivery thereof; and

(e) promptly, from time to time, (i) such other information regarding the operations, business affairs and financial condition of the Borrower or any Significant Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request, and (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with (A) applicable “know your customer” requirements under the PATRIOT Act or other applicable anti-money laundering laws or (B) the Beneficial Ownership Regulation.

Section 5.05 Litigation and Other Notices. The Borrower shall furnish to the Administrative Agent and each Lender prompt notice of the following:

(a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

(b) the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Subsidiary which could reasonably be anticipated to result in a Material Adverse Effect;

(c) any development that has resulted in, or could reasonably be anticipated to result in, a Material Adverse Effect; and

(d) any change in the information provided in a Beneficial Ownership Certification, to the extent applicable, that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.

Section 5.06 ERISA. The Borrower shall, and shall cause each Significant Subsidiary to, comply in all material respects with the applicable provisions of ERISA, and the Borrower shall furnish to the Administrative Agent and each Lender (a) as soon as possible, and in any event within 30 days after any Responsible Officer of the Borrower or any ERISA Affiliate either knows or has reason to know that any Reportable Event has occurred that alone or together with any other Reportable Event could reasonably be expected to result in liability of the Borrower to the PBGC in an aggregate amount exceeding $25,000,000, a statement of a Financial Officer of the Borrower setting forth details as to such Reportable Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (b) as soon as possible, and in any event within 30 days after any Responsible Officer of the Borrower or any ERISA Affiliate either knows or has reason to know that the value of the assets of any Plan is less than 80% of the “funding target” (as defined in Code Section 430(d)(1)) of such Plan as of the last annual valuation date applicable thereto, a statement of a Financial Officer of the Borrower setting forth details as to such event, (c) promptly after receipt thereof, a copy of any notice the Borrower or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) or to appoint a trustee to administer any Plan or Plans and (d) within 10 days after the due date for filing with the PBGC pursuant to Section 430(k) of the Code of a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Financial Officer of the Borrower setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of such notice given to the PBGC.

Section 5.07 Maintaining Records; Access to Properties and Inspections. The Borrower shall, and shall cause each Significant Subsidiary to, (a) maintain all financial records in accordance with GAAP and (b) permit any representatives designated by the Administrative Agent or any Lender to visit and inspect its financial records and properties at reasonable times and as often as requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss its affairs, finances and condition with its chief financial officer, or other person designated by the chief financial officer, and independent accountants therefor.

Section 5.08 Use of Proceeds. The Borrower shall use the proceeds of the Loans only for the purposes set forth in the preamble to this Agreement.

Article VI
NEGATIVE COVENANTS

The Borrower covenants and agrees with each Lender that, so long as any Commitment shall remain in effect or the principal of or interest on any Loan, any Fees or any other amounts payable under any Loan Document shall be unpaid:

Section 6.01 Liens. The Borrower shall not create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

(a) Liens on property or assets of the Borrower created by the documents, instruments or agreements existing on the date hereof and which are listed as exhibits to (i) the Borrower’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 or (ii) any reports filed with the Securities and Exchange Commission after December 31, 2021 but prior to the date of this Agreement pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, to the extent that such Liens secure only obligations arising under such existing documents, agreements or instruments and the amount of Indebtedness secured thereby does not exceed the amount thereof as of the date hereof as set forth on Schedule 6.01;

(b) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or assets of the Borrower;

(c) the Lien of the First Mortgage and the Lien of any collateral trust mortgage or similar instrument which would be intended to eventually replace (in one transaction or a series of transactions) the First Mortgage (as amended, modified or supplemented from time to time, “Collateral Trust Mortgage”) on properties or assets of the Borrower to secure bonds, notes and other obligations of the Borrower but only to the extent such Liens, collectively, secure Indebtedness, whether now existing or hereafter created, in an aggregate amount no greater than the aggregate amount of first mortgage bonds permitted to be issued under the First Mortgage;

(d) Liens not prohibited under the First Mortgage or the Collateral Trust Mortgage (whether or not such Liens cover properties or assets subject to the Lien of the First Mortgage or the Collateral Trust Mortgage);

(e) Liens for taxes, assessments or governmental charges not yet due or which are being contested in compliance with Section 5.03;

(f) carriers’, warehousemen’s, mechanic’s, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and securing obligations that are not due or which are being contested in compliance with Section 5.03;

(g) pledges and deposits made in the ordinary course of business in compliance with workmen’s compensation, unemployment insurance and other social security laws or regulations;

(h) Liens incurred or created in connection with or to secure the performance of bids, tenders, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(i) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

(j) Liens (i) which secure obligations not assumed by the Borrower, (ii) on account of which the Borrower has not and does not expect to pay interest directly or indirectly and (iii) which exist upon real estate or rights in or relating to real estate in respect of which the Borrower has a right-of-way or other easement for purposes of substations or transmission or distribution facilities;

(k) rights reserved to or vested in any federal, state or local governmental body or agency by the terms of any right, power, franchise, grant, license, contract or permit, or by any provision of law, to recapture or to purchase, or designate a purchase of or order the sale of, any property of the Borrower or to terminate any such right, power, franchise, grant, license, contract or permit before the expiration thereof;

(l) Liens of judgments covered by insurance, or upon appeal and covered by bond, or to the extent not so covered not exceeding at one time $40,000,000 in aggregate amount;

(m) any Liens, moneys sufficient for the discharge of which shall have been deposited in trust with the trustee or mortgagee under the instrument evidencing such Lien, with irrevocable authority of such trustee or mortgagee to apply such moneys to the discharge of such Lien to the extent required for such purpose;

(n) rights reserved to or vested in any federal, state or local governmental body or agency or other public authority to control or regulate the business or property of the Borrower;

(o) any obligations or duties affecting the property of the Borrower to any federal, state or local governmental body or agency or other public authority with respect to any authorization, permit, consent or license of such body, agency or authority, given in connection with the purchase, construction, equipping, testing and operation of the Borrower’s utility property;

(p) with respect to any property which the Borrower may hereafter acquire, any exceptions or reservations therefrom existing at the time of such acquisition or any terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in the deeds or other instruments, respectively, under and by virtue of which the Borrower shall hereafter acquire such property, none of which terms, conditions, agreements, covenants, exceptions and reservations materially impairs the use of such property for the purposes for which it is acquired by the Borrower;

(q) leases and subleases entered into in the ordinary course of business;

(r) banker’s Liens and other Liens in the nature of a right of setoff;

(s) renewals, replacements, amendments, modifications, supplements, refinancings or extensions of Liens set forth in clauses (a)-(d) above to the extent that the principal amount of Indebtedness secured by such Lien immediately prior thereto is not increased and such Lien is not extended to other property;

(t) security deposits or amounts paid into trust funds for the reclamation of mining properties;

(u) restrictions on transfer or use of properties and assets, first rights of refusal, and rights to acquire properties and assets granted to others;

(v) non-consensual equitable Liens on the Borrower’s tenant-in-common or other interest in joint projects;

(w) Liens on the Borrower’s tenant-in-common or other interest in joint projects incurred by the project sponsor without the express consent of the Borrower to such incurrence;

(x) cash collateral (i) in favor of the Administrative Agent, as contemplated by this Agreement, (ii) in favor of the Senior Agent, as contemplated by the MUFG Credit Agreement or (iii) in favor of MUFG or one or more of its branches or affiliates, as issuer, as contemplated by one or more continuing letter of credit agreements; and

(y) Liens on receivables and related properties or interests therein.

Section 6.02 Sale-Leaseback Transactions. The Borrower shall not enter into any Sale-Leaseback if as a result thereof the aggregate outstanding principal amount of Attributable Debt outstanding in connection with all Sale-Leasebacks entered into after the date hereof would exceed 5% of the total tangible assets of the Borrower as of the date of the financial statements most recently delivered under Section 5.04(a) or (b) at such time.

Section 6.03 Mergers, Consolidations and Acquisitions. The Borrower shall not, and shall not permit any Significant Subsidiary (without the consent of the Required Lenders, not to be unreasonably withheld) to, merge with or into or consolidate with any other person, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or substantially all of the assets of any other person (whether directly by purchase, lease or other acquisition of all or substantially all of the assets of such person or indirectly by purchase or other acquisition of all or substantially all of the capital stock of such other person) other than acquisitions in the ordinary course of the Borrower’s or such Significant Subsidiary’s business, except that, if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing, (a) the Borrower or any Significant Subsidiary may merge with or into or consolidate with the Borrower or any Subsidiary, provided that, in any transaction involving the Borrower, the Borrower is the surviving person, (b) the Borrower or any Significant Subsidiary may purchase, lease or otherwise acquire from any Subsidiary all or substantially all of its assets, (c) the Borrower may merge with or into or consolidate with any other person so long as (i) in the case where the business of such other person, or an Affiliate of such other person, entirely or primarily consists of an electric or gas utility business, (A) if the Borrower is the surviving person, then, immediately after such merger or consolidation, the Senior Debt Rating assigned to the applicable Indebtedness of the Borrower by two nationally recognized credit-rating agencies shall be equal to or higher than the lowest rating granted by the applicable credit rating agency which is generally treated as "investment grade" in the ratings regime of such credit agencies and (B) if the Borrower is not the surviving person, (1) the surviving person shall assume in writing the obligations of the Borrower under this Agreement and any other Loan Documents and (2) immediately after such merger or consolidation, the ratings assigned to the most senior secured public Indebtedness of the surviving person by two nationally recognized credit rating agencies shall be equal to or higher than the ratings comparable to the second lowest rating granted by the applicable credit rating agency which is generally treated as "investment grade" in the ratings regime of such credit agencies, and (ii) in the case where such other person’s business does not entirely or primarily consist of an electric or gas utility business, (A) the assets of such person at the time of such consolidation or merger do not exceed 10% of the total assets of the Borrower and its Subsidiaries after giving effect to such merger or consolidation, computed and consolidated in accordance with GAAP consistently applied and (B) if the Borrower is not the surviving person, the surviving person shall assume in writing the obligations of the Borrower under this Agreement and the other Loan Documents, (d) the Borrower may purchase, lease or otherwise acquire all or substantially all of the assets of any other person (including by purchase or other acquisition of all or substantially all of the capital stock of such person) so long as (i) the assets being purchased, leased or acquired (or the assets of the person whose capital stock is being acquired) entirely or primarily consist of electric or gas utility assets or (ii) in the case where the assets being purchased, leased or acquired (or the assets of the person whose capital stock is being acquired) do not entirely or primarily consist of electric or gas utility assets, the assets being purchased, leased or acquired (or the Borrower’s proportionate share of the assets of the person whose capital stock is being acquired) do not exceed 10% of the total assets of the Borrower and its Subsidiaries, after giving effect to such purchase, lease or acquisition, computed and consolidated in accordance with GAAP consistently applied, (e) any Significant Subsidiary may merge with or into or consolidate with any other person so long as the assets of such person at the time of such merger or consolidation do not exceed 10% of the total assets of the Borrower and its Subsidiaries after giving effect to such merger or consolidation, computed and consolidated in accordance with GAAP consistently applied, and (f) any Significant Subsidiary may purchase, lease or otherwise acquire all or substantially all of the assets of any other person (including by purchase or other acquisition of all or substantially all of the capital stock of such person) so long as the assets being purchased, leased or acquired (or the Significant Subsidiary’s proportionate share of the assets of the person whose capital stock is being acquired) do not exceed 10% of the total assets of the Borrower and its Subsidiaries after giving effect to such purchase, lease or acquisition, computed and consolidated in accordance with GAAP consistently applied; provided, however, that notwithstanding anything in this Section 6.03 to the contrary, this Section 6.03 shall not be deemed to prohibit any merger, consolidation or acquisition involving a Significant Subsidiary (and not also the Borrower) if, after giving effect to the consummation of such transaction, such Significant Subsidiary shall have or be deemed to have a ratio of total long-term Indebtedness to total stockholders’ equity equal to or less than 1.857 to 1.0.

Section 6.04 Disposition of Assets. The Borrower shall not, and shall not permit any Significant Subsidiary (without the consent of the Required Lenders, not to be unreasonably withheld) to, sell, lease, transfer, assign or otherwise dispose of any assets or any interest therein (whether now owned or hereafter acquired), except (a) dispositions of obsolete or retired property not used or useful in its business, (b) grants of Liens by the Borrower permitted under Section 6.01 and grants of Liens by Significant Subsidiaries, (c) disposition by the Borrower of its interest in the Washington Public Power Supply System Nuclear Project No. 3 in accordance with the settlement agreement among the Borrower, the Washington Public Power Supply System and Bonneville Power Administration, as the same may be amended, modified or supplemented from time to time, (d) disposition by the Borrower of all or any portion of its transmission assets in one or more RTO Transactions, (e) disposition by the Borrower of its interests in the Colstrip Project and related assets, (f) disposition of receivables and related properties or interests therein, (g) other dispositions of assets (not otherwise permitted by clauses (a)-(f) of this Section) made in the ordinary course of business not exceeding in any fiscal year 5% of the assets of the Borrower and its Subsidiaries as of the end of the prior fiscal year, computed and consolidated in accordance with GAAP consistently applied, and

(h) other dispositions of assets (not otherwise permitted by clauses (a)-(f) of this Section) not exceeding in any fiscal year 10% of the assets of the Borrower and its Subsidiaries as of the end of the prior fiscal year, computed and consolidated in accordance with GAAP consistently applied; provided, however, that notwithstanding anything in this Section 6.04 to the contrary, this Section 6.04 shall not be deemed to prohibit any disposition by a Significant Subsidiary if, after giving effect to the consummation of such transaction, such Significant Subsidiary shall have or be deemed to have a ratio of total long-term Indebtedness to total stockholders’ equity equal to or less than 1.857 to 1.0.

Section 6.05 Consolidated Total Debt to Consolidated Total Capitalization Ratio. The Borrower shall not permit the ratio of Consolidated Total Debt to Consolidated Total Capitalization to be, at any time, greater than 0.65 to 1.00.

Section 6.06 Public Utility Regulatory Borrowing Limits. The Borrower shall not incur actual borrowings or commitments or issued and outstanding debt of the Borrower in excess of the amount authorized by statute or by orders of public utility commissions, as in effect from time to time.

Section 6.07 Use of Proceeds. The Borrower shall not request any Borrowing and shall not use, and shall procure that its Subsidiaries and its and their respective directors, officers, employees and agents shall not use, any of the proceeds of any Borrowing, whether directly or indirectly, (a) to purchase or carry Margin Stock, or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (b) in any manner that would result in a violation of any applicable Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.

Section 6.08 Sanctions, Anti-Corruption and Anti-Money Laundering Use of Proceeds. The Borrower will not, directly or indirectly, use the proceeds of any Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person, (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of the FCPA or any other applicable Anti-Corruption Law or (b) (i) for the purpose of funding, financing or facilitating any activity, business or transaction of or with any person that is, or is owned or controlled by persons that are, the subject of any Sanction, (ii) to fund any activities or business in any country or territory that, at the time of such funding, is the subject of Sanctions, or (iii) in any other manner that would result in a violation of Sanctions or Anti-Money Laundering Laws by any person (including any person participating in the Loans, whether as Administrative Agent, Lender, lead arranger, underwriter, advisor, investor, or otherwise).

Article VII
EVENTS OF DEFAULT

In case of the happening (and during the continuance) of any of the following events (“Events of Default”):

(a) any representation or warranty made or deemed made in or in connection with any Loan Document or any Borrowing, or any representation or warranty contained in any certificate or other document furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made or deemed made;

(b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the scheduled maturity date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c) default shall be made in the payment of any interest on any Loan or any Fee or other amount (other than an amount referred to in paragraph (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

(d) default shall be made in the due observance or performance by the Borrower of any covenant, condition or agreement contained in Section 5.01(a), 5.05, 5.07(b) or 5.08 or in Article VI;

(e) default shall be made in the due observance or performance by the Borrower of any covenant, condition or agreement (other than those specified in paragraph (b), (c) or (d) above) contained in any Loan Document, and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Borrower;

(f) the Borrower or any Significant Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness when the aggregate unpaid principal amount is in excess of $40,000,000, when and as the same shall become due and payable (after expiration of any applicable grace period), or (ii) fail to observe or perform any other term, covenant, condition or agreement (after expiration of any applicable grace period) contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity;

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Significant Subsidiary, or of a substantial part of the property or assets of the Borrower or a Significant Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar Law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Significant Subsidiary or for a substantial part of the property or assets of the Borrower or a Significant Subsidiary or (iii) the winding-up or liquidation of the Borrower or any Significant Subsidiary; and such proceeding or petition shall continue undismissed, or an order or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days;

(h) the Borrower or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar Law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Significant Subsidiary or for a substantial part of the property or assets of the Borrower or any Significant Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

(i) a final judgment or judgments shall be rendered against the Borrower, any Significant Subsidiary or any combination thereof for the payment of money with respect to which an aggregate amount in excess of $40,000,000 is not covered by insurance, and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Significant Subsidiary to enforce any such judgment;

(j) a Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of Section 430(k)(1) of the Code), shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in liability of the Borrower to the PBGC or to any Plan or Plans in an aggregate amount exceeding $25,000,000, or the value of the assets of any Plan is less than 80% of the “funding target” (as defined in Code Section 430(d)(1)) of such Plan as of the last annual valuation date applicable thereto, and within 30 days after the reporting of any such Reportable Event to the Administrative Agent or after the receipt by the Administrative Agent of a statement required pursuant to Section 5.06, the Administrative Agent shall have notified the Borrower in writing that (i) the Required Lenders have made a determination that, on the basis of such Reportable Event or Reportable Events, such failure to make a required installment or other payment or the fact that the value of the assets of a Plan is less than 80% of the “funding target” (as defined in Code Section 430(d)(1)) of such Plan as of the last annual valuation date applicable thereto, there are reasonable grounds (A) for the termination of any such Plan by the PBGC, (B) for the appointment by the appropriate United States District Court of a trustee to administer any such Plan or (C) for the imposition of a Lien in favor of any such Plan, and (ii) as a result thereof an Event of Default exists hereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan; or the PBGC shall institute proceedings to terminate any such Plan;

(k) any Loan Document, at any time after its execution and delivery and for any reason, shall cease to be in full force and effect, or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect, or the Borrower denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(l) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon (A) the Commitments will automatically be terminated and (B) the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate, and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Article VIII
[Reserved]

Article IX
THE ADMINISTRATIVE AGENT

Section 9.01 Appointment and Powers. In order to expedite the various transactions contemplated by the Loan Documents, U.S. Bank is hereby appointed to act as Administrative Agent on behalf of the Lenders. Each of the Lenders hereby irrevocably authorizes and directs the Administrative Agent to take such action on behalf of such Lender under the terms and provisions of the Loan Documents, and to exercise such powers thereunder as are specifically delegated to or required of the Administrative Agent by the terms and provisions thereof, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized on behalf of the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of each of the Lenders any payment of principal of or interest on the Loans outstanding hereunder and all other amounts accrued under the Loan Documents paid to the Administrative Agent, and to distribute to each Lender its proper share of all payments so received as soon as practicable; (b) to give notice promptly on behalf of each of the Lenders to the Borrower of any Event of Default of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute promptly to each Lender copies of all notices, agreements and other material as provided for in the Loan Documents as received by such Administrative Agent.

Section 9.02 Limitation on Liability; Reliance by Administrative Agent.

(a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent: (i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing; (ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law; and (iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Article VII and Section 10.08), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default (as the case may be) is given to the Administrative Agent in writing by the Borrower or a Lender.

(c) Neither the Administrative Agent nor any of its Related Parties shall be liable to any Lender as such for any action taken or omitted by any of them under the Loan Documents except for its, his or her own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable judgment). Neither the Administrative Agent nor any of its Related Parties shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the due execution, validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(d) The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders, and, except as otherwise specifically provided herein, such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any paper or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons.

(e) Neither the Administrative Agent nor any of its Related Parties shall have any responsibility to the Borrower on account of the failure or delay in performance or breach by any Lender of any of its obligations under the Loan Documents or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower of any of their respective obligations thereunder or in connection therewith. The Administrative Agent may execute any of its duties under the Loan Documents by or through agents, sub-agents or attorneys selected by it using reasonable care and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The exculpatory provisions of this Article shall apply to any such agents, sub agents or attorneys and to the Related Parties of the Administrative Agent and any such agents, sub agents or attorneys. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents, sub-agents or attorneys selected and authorized to act by it with reasonable care unless the damage complained of directly results from an act or failure to act on the part of the Administrative Agent which constitutes gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and nonappealable judgment). Delegation to an attorney for the Administrative Agent shall not release the Administrative Agent from its obligation to perform or cause to be performed the delegated duty. The Administrative Agent shall be entitled to advice of legal counsel selected by it with respect to all matters arising under the Loan Documents and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

(f) The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(g) The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 9.03 Other Transactions with Borrower, Etc. The person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders. The person serving as the Administrative Agent shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the person serving as the Administrative Agent when acting in its individual capacity.

Section 9.04 Reimbursement; Indemnification. Each Lender agrees (a) to reimburse the Administrative Agent in the amount of such Lender’s Pro Rata Share of any expenses incurred for the benefit of the Lenders by the Administrative Agent, including reasonable counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, to the extent not reimbursed by the Borrower and (b) to indemnify and hold harmless the Administrative Agent and any of its Related Parties, on demand, in the amount of its Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Administrative Agent or any of them in any way relating to or arising out of the Loan Documents or any action taken or omitted by it or any of them under the Loan Documents, to the extent not reimbursed by the Borrower; provided, however, that no Lender shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent or any of its Related Parties, as determined by a court of competent jurisdiction in a final and nonappealable judgment.

Section 9.05 Absence of Reliance. Each of the Lenders acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lenders also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Lender or any of their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under or based upon the Loan Documents, any related agreement or any document furnished thereunder. Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans, as may be applicable to such Lender, and either it, or the person exercising discretion in making its decision to make, acquire and/or hold such commercial loans, is experienced in making, acquiring or holding such commercial loans.

Section 9.06 Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower and shall promptly give such notice in the event that the Administrative Agent becomes a Defaulting Lender. Upon receipt of any such notice of resignation, the Required Lenders may, with the consent of the Borrower (which consent shall not be unreasonably withheld and shall not be required during an Event of Default), appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent’s giving of notice of resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Closing Date”), then the retiring Administrative Agent may, on behalf of the Lenders and after consultation with the Lenders and the Borrower, appoint a successor Administrative Agent. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Closing Date.

(b) With effect from the Resignation Closing Date (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article IX and Section 10.05 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Section 9.07 [Reserved].

Section 9.08 Removal of Lender.

(a) If a Lender (i) is a Defaulting Lender or (ii) fails to give its consent to any amendment, waiver or action for which consent of all of the Lenders was required and to which the Required Lenders consented, such Lender shall, upon notice from the Borrower, execute and deliver to the Administrative Agent one or more Assignment and Assumptions assigning all of that Lender’s interests, rights and obligations under the Loan Documents to one or more Eligible Assignees designated by the Borrower, subject to (A) compliance with the provisions of Section 10.04, (B) payment in full of all principal, interest and fees owing to such Lender through the date of assignment (including any amounts payable pursuant to Section 2.14 but, in the case of a Defaulting Lender, excluding any amounts payable pursuant to Section 2.14(c) or (d)) and (C) delivery by such assignee(s) of such appropriate assurances and indemnities (which may include letters of credit) as such Lender may reasonably require with respect to its outstanding Loans and its Commitment; provided, however, that the failure of any such Lender to execute and deliver to the Administrative Agent such Assignment and Assumption(s) shall not render such assignment(s) invalid, and the Administrative Agent shall record such assignment(s) in the Register. Alternatively, the Borrower may reduce the total Commitments (and for this purpose the minimum amounts for Commitment reductions shall not apply) by an amount equal to that Lender’s Commitment and pay and provide to such Lender the amounts, assurances and indemnities described above and release such Lender from its Commitment; provided, however, that the Commitment of a Defaulting Lender may not be so reduced so long as any Default or Event of Default has occurred and is continuing. The Administrative Agent shall distribute an amended Schedule 2.01 (which shall thereafter be incorporated into this Agreement) to reflect any new Commitments and Pro Rata Shares.

(b) In order to make all Lenders’ interests in any outstanding Loans and in any fees and other amounts due under the Loan Documents ratable in accordance with any revised Pro Rata Shares after giving effect to the removal of any Lender, the Borrower shall pay or prepay, if necessary, on the effective date of such removal all outstanding Loans, fees and other amounts and pay, to the extent applicable, any amounts due under Section 2.14. The Borrower may then borrow Loans from the Lenders in accordance with their revised Pro Rata Shares.

Section 9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise.

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other obligations and liabilities that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 10.05) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 10.05.

Section 9.10 Erroneous Payments.

(a) If the Administrative Agent notifies a Lender, or any person who has received funds on behalf of a Lender (any such Lender or other recipient, a “Payment Recipient”), that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under paragraph (b) below) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this paragraph (a) shall be conclusive, absent manifest error.

(b) Without limiting paragraph (a) above, each Lender, or any person who has received funds on behalf of a Lender, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case: (i) (A) in the case of clause (x) or clause (y) above, an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of clause (z) above), in each case, with respect to such payment, prepayment or repayment; and (ii) such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.10(b).

(c) Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender from any source, against any amount due to the Administrative Agent under paragraph (a) above or under the indemnification provisions of this Agreement.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with paragraph (a) above, from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) to the Administrative Agent in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments), the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency

Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loans (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loans (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender under the Loan Documents with respect to each Erroneous Payment Return Deficiency.

(e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Borrower, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such Erroneous Payment.

(f) To the extent permitted by Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 9.10 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all obligations (or any portion thereof) of the Borrower under any Loan Document.

Article X
MISCELLANEOUS

Section 10.01 Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy, graphic scanning or other telegraphic communications equipment of the sending party, as follows:

(a) if to the Borrower, to:

Avista Corporation
1411 East Mission Avenue
P.O. Box 3727
Spokane, Washington 99202
Attention: Director of Finance and Risk, Assistant Treasurer
E-mail: Jason.Lang@avistacorp.com

(b) if to the Administrative Agent, to:

For notices of Borrowing:

U.S. Bank National Association

800 Nicollet Mall, Minneapolis, Minnesota 55402-7020

Attention: Agency Services

E-mail: agencyserviceslcmshared@usbank.com

For all other matters:

U.S. Bank National Association
209 S. LaSalle Street (MK-IL-RY3S)

Chicago, Illinois 60604
Attention: Utilities Division

Telephone: (312) 323-2032
E-mail: john.eyerman@usbank.com

(c) if to MUFG, to

MUFG Bank, Ltd.

445 S. Figueroa Street (13th Floor)

Los Angeles, California 90071

Attention: Matthew Bly

Telephone: (213) 236-5429

E-mail: mbly@us.mufg.jp

(d) if to any other Lender, to it at its address (or telecopy number or e-mail address) set forth in Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or other telegraphic communications equipment of the sender, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 10.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 10.01.

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail, FpML, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

Section 10.02 Survival of Agreement. All covenants, agreements, representations and warranties, including any indemnities and reimbursement obligations, made by the Borrower in the Loan Documents and in the certificates or other instruments prepared or delivered in connection therewith or pursuant thereto shall be considered to have been relied upon by the Lenders and shall survive the making of any Loans by the Lenders and the execution and delivery to the Lenders of any Notes evidencing such Loan, regardless of any investigation made by the Lenders, or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loans or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated.

Section 10.03 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each Lender, and this Agreement shall thereafter be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and permitted assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent or any Lender that are contained in this Agreement shall bind and inure to the benefit of each such person’s successors and permitted assigns.

Section 10.04 Successors and Assigns.

(a) Subject to Section 6.03, the Borrower may not assign or delegate any of its rights or duties under any of the Loan Documents without the prior written consent of each of the Lenders.

(b) Each Lender (including the Administrative Agent when acting as a Lender) may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under the Loan Documents (including all or a portion of its Commitment and the same portion of the applicable Loan or Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, the Borrower and the Administrative Agent must give their prior written consent to such assignment (which consents shall not be unreasonably withheld), provided that the consent of the Borrower shall not be required if an Event of Default shall exist, (ii) no assignee of any Lender shall be entitled to receive any greater payment or protection under Section 2.12, 2.13(a) or 2.18 than such Lender would have been entitled to receive with respect to the rights assigned or otherwise transferred unless such assignment or transfer shall have been made at a time when the circumstances giving rise to such greater payment did not exist, (iii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender’s rights and obligations under this Agreement, (iv) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, if less, the total amount of such Lender’s Commitment), (v) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption and a processing and recordation fee of $3,500 and (vi) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (d) of this Section 10.04, from and after the effective date specified in each Assignment and Assumption, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under the Loan Documents and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and

Assumption, be released from its obligations under the Loan Documents (and, in the case of an Assignment and Assumption covering all or the remaining portion of an assigning Lender’s rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.14, 2.18 and 10.05, as well as to any Fees accrued for its account and not yet paid).

(c) The Administrative Agent shall maintain a copy of each Assignment and Assumption delivered to it, including the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The Administrative Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of the Loan Documents. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Eligible Assignee, an Administrative Questionnaire completed in respect of the Eligible Assignee (unless the Eligible Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, to the extent required, the written consent of the Borrower and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Assumption, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Upon the request of the assignee, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, a new Note or Notes to the order of such assignee in a principal amount equal to the applicable Commitment assumed by it pursuant to such Assignment and Assumption and, if the assigning Lender has retained a Commitment, upon the request of the assigning Lender, the Borrower shall execute and deliver a new Note to the order of such assigning Lender in a principal amount equal to the applicable Commitment retained by it. Canceled Notes shall be returned to the Borrower.

(e) Each Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under the Loan Documents (including all or a portion of its Commitment and the Loans owing to it and any Notes held by it); provided, however, that (i) such Lender’s obligations under the Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.12, 2.14 and 2.18 to the same extent as if they were Lenders (provided, that the amount of such benefit shall be limited to the amount in respect of the interest sold to which the seller of such participation would have been entitled had it not sold such interest) and (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of the Loan Documents (other than amendments, modifications or waivers (A) decreasing any Fees or the amount of principal of or the rate at which interest is payable on any Loans, (B) extending any scheduled date for the payment of Fees or principal of or interest on any Loans, or (C) extending the expiration date of the Commitments).

(f) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information.

(g) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special-purpose funding vehicle (an “SPC”) the option to fund all or any part of any Loan that such Granting Lender would otherwise be obligated to fund pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to fund all or any part of such Loan, the Granting Lender shall be obligated to fund such Loan pursuant to the terms hereof. The funding of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent as if such Loan were funded by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or payment under the Loan Documents for which a Lender would otherwise be liable for so long as, and to the extent, the Granting Lender provides such indemnity or makes such payment. Notwithstanding anything to the contrary contained in this Agreement, any SPC may disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or guarantee to such SPC. This paragraph may not be amended without the prior written consent of each Granting Lender, all or any part of whose Loans are being funded by an SPC at the time of such amendment.

(h) Any Lender may at any time assign for security purposes all or any portion of its rights under the Loan Documents to a Federal Reserve Bank; provided that no such assignment shall release a Lender from any of its obligations thereunder.

Section 10.05 Expenses; Indemnity, Damage Waiver.

(a) The Borrower agrees to pay all reasonable out-of-pocket expenses (including the reasonable fees, charges and disbursements of internal or external legal counsel) (i) incurred by the Administrative Agent in connection with the preparation of the Loan Documents, in connection with any amendments, modifications or waivers of the provisions thereof (whether or not the transactions thereby contemplated shall be consummated) or in connection with the use of DXSyndicate, IntraLinks or any similar service in relation to this Agreement, or (ii) incurred by the Administrative Agent or any Lender in connection with the enforcement or protection of its rights in connection with any Loan Document or any Loan.

(b) The Borrower agrees that it shall indemnify the Administrative Agent and the Lenders against, and hold them harmless from, any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or any of the other Loan Documents.

(c) The Borrower agrees to indemnify the Administrative Agent and each Lender and each of their respective directors, officers, employees and agents (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of, (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(d) To the fullest extent permitted by Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.

(e) The provisions of this Section 10.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any Lender. All amounts due under this Section 10.05 shall be payable on written demand therefor.

Section 10.06 Right of Setoff. If an Event of Default shall have occurred and be continuing and the Loans shall have been accelerated as set forth in Article VII, each of the Lenders is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or person Controlling such Lender) to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Any Lender shall promptly notify the Borrower after exercising its rights under this Section.

Section 10.07 Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 10.08 Waivers; Amendment.

(a) No failure or delay of the Administrative Agent or any Lender in exercising any power or right under the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

(b) Subject to Sections 1.04 and 10.20 and the definition of “Applicable Margin” contained in Section 1.01, neither any Loan Document nor any provision thereof may be waived, amended or otherwise modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) without the consent of the applicable Lender, (A) decrease the principal of or the rate of interest on such Lender’s Loans or the Fees payable to such Lender, (B) extend the date for any scheduled payment of principal of or interest on such Lender’s Loans or the Fees payable to such Lender, or (C) increase the amount or extend the expiration date of such Lender’s Commitment, or (ii) without the consent of each Lender, amend or modify the provisions of Section 2.15, the provisions of this Section, the definition of “Required Lenders” or any other provision requiring the consent or agreement of each of the Lenders; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent under the Loan Documents without the prior written consent of the Administrative Agent. Each Lender and each holder of a Note shall be bound by any waiver, amendment or modification authorized by this Section regardless of whether its Note shall have been marked to make reference thereto, and any consent by any Lender or holder of a Note pursuant to this Section shall bind any person subsequently acquiring a Note from it, whether or not such Note shall have been so marked.

Section 10.09 Interest Rate Limitation. Notwithstanding anything herein or in any Notes to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under Law (collectively the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by such Lender in accordance with Law, the rate of interest payable under any Note held by such Lender, together with all Charges payable to such Lender, shall be limited to the Maximum Rate.

Section 10.10 Entire Agreement. Each Loan Document constitutes the entire contract between or among the parties relative to the subject matter thereof, and any previous agreement between or among the parties with respect to the subject matter thereof is superseded by such Loan Document. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

Section 10.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.11.

Section 10.12 Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 10.13 Counterparts; Electronic Execution. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 10.03. Delivery of an executed counterpart of this Agreement by facsimile or other electronic transmission shall be effective as an original executed counterpart and shall be deemed a representation that the original executed counterpart will be delivered. The words “execution,” “executed,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement, the other Loan Documents (including any Assignment and Assumption) and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act; provided, that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent; provided, further, that, without limiting the foregoing, upon the request of the Administrative Agent, any electronic signature shall be promptly followed by such manually executed counterpart.

Section 10.14 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 10.15 Jurisdiction; Consent to Service of Process.

(a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

(b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

Section 10.16 USA Patriot Act Notification. Each Lender hereby notifies the Borrower that, pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the PATRIOT Act. The Borrower agrees to cooperate with each Lender and to provide true, accurate and complete information to such Lender in response to any such request.

Section 10.17 [Reserved].

Section 10.18 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such person became a Lender party hereto, to, and (y) covenants, from the date such person became a Lender party hereto to the date such person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any of its Subsidiaries or Affiliates, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding paragraph (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding paragraph (a), such Lender further (x) represents and warrants, as of the date such person became a Lender party hereto, to, and (y) covenants, from the date such person became a Lender party hereto to the date such person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any of its Subsidiaries or Affiliates, that none of the Administrative Agent or any of its affiliates is a fiduciary with respect to any collateral contemplated by the Loan Documents or the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 10.19 Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any parties hereto, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii)

(i) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 10.20 [Reserved].

Section 10.21 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) no fiduciary, advisory or agency relationship between the Borrower and its Subsidiaries and the Administrative Agent or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether the Administrative Agent or any Lender has advised or is advising the Borrower or any Subsidiary on other matters, (ii) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, (iii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate and (iv) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b) (i) the Administrative Agent and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person; (ii) none of the Administrative Agent and the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Administrative Agent and the Lenders has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by Law, the Borrower hereby waives and releases any claims that it may have against any of the Administrative Agent and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.22 QFC’s.

(a) Acknowledgment Regarding any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for a Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties hereto acknowledge and agree as follows with respect to the resolution power of the

Federal Deposit Insurance Corporation (or any successor thereto) under the Federal Deposit Insurance Act, as amended, and Title II of the Dodd-Frank Act, as amended (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”), in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).

(b) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States.

(c) In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties hereto with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written

Borrower:

AVISTA CORPORATION

By:	/s/ Jason E. Lang
Name:	Jason E. Lang
Title:	Assistant Treasurer and Director of Finance and Risk

[Signature Page – Borrower - Term Loan Credit Agreement]

U.S. Bank:

U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent and a Lender

By:	/s/ John M. Eyerman
Name:	John M. Eyerman
Title:	Senior Vice President

[Signature Page – U.S. Bank - Term Loan Credit Agreement]

MUFG:

MUFG Bank, LTD.

By:	/s/ Matthew Bly
Name:	Matthew Bly
Title:	Director

[Signature Page – MUFG - Term Loan Credit Agreement]

EXHIBIT A

Form of Note

NOTE

$50,000,000 December 14, 2022

FOR VALUE RECEIVED, the undersigned, AVISTA CORPORATION, a Washington corporation (the “Borrower”), promises to pay to the order of ____________________ (the “Lender”), at the office of U.S. Bank National Association, as administrative agent (the “Administrative Agent”), on the Expiration Date, as defined in the Term Loan Credit Agreement dated as of December 14, 2022 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders listed in Schedule 2.01 thereto and from time to time party thereto, and U.S. Bank National Association, as Administrative Agent, the principal sum of Fifty Million Dollars ($50,000,000) or, if less, the aggregate unpaid principal amount of all Loans (as defined in the Credit Agreement) of the Lender under the Credit Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on the dates provided in the Credit Agreement.

The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by Law, overdue interest from their due dates at the rate or rates provided in the Credit Agreement.

The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All Loans evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates and maturity dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not affect the obligations of the Borrower under this Note.

This Note is one of the “Notes” referred to in the Credit Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

This Note shall be construed in accordance with and governed by the laws of the State of New York and any Laws of the United States of America.

Borrower:

AVISTA CORPORATION

By:
Name:
Title:

Loans and Payments

Date	Amount and Type of Loan	Maturity Date	Payments of Principal Interest	Unpaid Principal Balance of Note	Name of Person Making Notation

EXHIBIT B

Form of Assignment and Assumption

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Closing Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Closing Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the assigned amount and percentage interest identified below of the Commitments and/or Loans and (ii) to the extent permitted to be assigned under Law, all claims, suits, causes of action and any other rights of the Assignor (in its capacity as a Lender) against any person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity, in each case related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein, collectively, as the “Assigned Interest”). Such sale and assignment are without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor: ______________________________

2. Assignee: ______________________________

[an Affiliate of [identify existing Lender]]

3. Borrower: Avista Corporation

4. Administrative Agent: U.S. Bank National Association

5. Credit Agreement: Term Loan Credit Agreement, dated as of December 14, 2022, among Avista Corporation, the Lenders listed in Schedule 2.01 thereto and from time to time party thereto, and U.S. Bank National Association, as Administrative Agent

6. Assigned Interest:

1 Include if applicable

Aggregate Amount of Commitments for all Lenders	Amount of Commitment[2] Assigned[3]	Percentage Assigned of Commitments[2] for all Lenders
$	$	%
$	$	%
$	$	%

[7. Trade Date: _______________, 20__]

Closing Date: _______________, 202__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

2 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Closing Date.

3 Set forth, to at least 9 decimals, as a percentage of the Commitments of all Lenders thereunder.

4 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and]5 Accepted:

U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

[Consented to:

AVISTA CORPORATION

By:
Name:
Title:

]6

5 To be included if such consent is required by the terms of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it is an Eligible Assignee, (ii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (iii) from and after the Closing Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.04 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Non-U.S. Person (as defined in Section 2.18(g) of the Credit Agreement), attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; and (c) effective on the Closing Date, appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

2. Payments. From and after the Closing Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Closing Date and to the Assignee for amounts which have accrued from and after the Closing Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

SCHEDULE 2.01

Names, Commitments and Addresses of Lenders

Lender	Commitment
U.S. Bank National Association 209 S. LaSalle Street (MK-IL-RY3S) Chicago, Illinois 60604 Attention: Utilities Division (312) 325-2032 john.eyerman@usbank.com	$50,000,000
MUFG Bank, Ltd. 445 S. Figueroa Street (13th Floor) Los Angeles, California 90071 Attention: Matthew Bly, Director (213) 236-5429 mbly@us.mufg.jp	$50,000,000
Total:	_____________ $100,000,000

SCHEDULE 3.13

Significant Subsidiaries

None.

SCHEDULE 4.02(a)(ii)

Required Governmental Approvals

Washington

On December 13, 2022, the Company submitted advance notice to, and a request for an order affirming compliance with the notice requirement, to the Washington Utilities and Transportation Commission in respect of this Agreement.

Idaho

On December 13, 2022, the Company submitted to the Idaho Public Utilities Commission an application for authorization in respect of this Agreement, which the Idaho Public Utilities Commission approved at its December 13, 2022 Decision Meeting, with written order to follow.

SCHEDULE 6.01

Existing Secured Indebtedness

First Mortgage Bonds Outstanding under Mortgage and Deed of Trust Dated as of June 1, 1939, as Modified by Supplemental Indentures Thereto

SUPPLEMENTAL INDENTURE	DATED AS OF	SERIES		PRINCIPAL AMOUNT ISSUED	PRINCIPAL AMOUNT OUTSTANDING
		NO.	DESIGNATION
Twenty-Sixth	April 1, 1993	24	Secured Medium-Term Notes, Series A ($250,000,000 authorized)	$250,000,000	$13,500,000
Thirty-fifth	December 1, 2004	33	Collateral Series 2004A	$88,850,000	$25,000,000
Thirty-ninth	November 1, 2005	39	6.25% Series due 2035	$100,000,000 $50,000,000	$100,000,000 $50,000,000
Forty-first	December 1, 2006	41	5.70% Series due 2037	$150,000,000	$150,000,000
Forty-eighth	December 1, 2010	48	Collateral Series 2010A	$66,700,000	$66,700,000
Forty-eighth	December 1, 2010	49	Collateral Series 2010B	$17,000,000	$17,000,000
Forty-ninth	December 1, 2010	51	5.55% Series due 2040	$35,000,000	$35,000,000
Fifty-third	December 1, 2011	54	4.45% Series due 2041	$85,000,000	$85,000,000
Fifty-fourth	November 1, 2012	55	4.23% Series due 2047	$80,000,000	$80,000,000
Fifty-seventh	December 1, 2014	58	4.11% Series due 2044	$60,000,000	$60,000,000
Fifty-eighth	December 1, 2015	59	4.37% Series due 2045	$100,000,000	$100,000,000
Fifty-ninth	December 1, 2016	60	3.54% Series due 2051	$175,000,000	$175,000,000
Sixtieth	December 1, 2017	61	3.91% Series due 2047	$90,000,000	$90,000,000
Sixty-first	May 1, 2018	62	4.35% Series due 2048	$375,000,000	$375,000,000
Sixty-second	November 1, 2019	63	3.43% Series due 2049	$180,000,000	$180,000,000
Sixty-third	June 1, 2020	64	Collateral Series 2020A due 2026	$400,000,000	$400,000,000
Sixty-fourth	September 1, 2020	65	3.07% Series due 2050	$165,000,000	$165,000,000
Sixty-fifth	September 1, 2021	66	2.90% Series due 2051	$140,000,000	$140,000,000

Sixty-sixth	March 17, 2022	67	4.00% Series due 2052	$400,000,000	$400,000,000

Aggregate principal amount of First Mortgage Bonds outstanding through and including the Sixty-sixth Supplemental Indenture = $2,707,200,000.